Exhibit 3.3

WARBURG PINCUS ACCESS FUND, L.P.

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

DATED AS OF [•]

THE UNITS OF THE PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS, OTHER THAN UNDER THE 1934 ACT, IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS PARTNERSHIP AGREEMENT. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS PARTNERSHIP AGREEMENT. THEREFORE, PURCHASERS OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WARBURG PINCUS ACCESS FUND, L.P.

This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) of Warburg Pincus Access Fund, L.P., a Delaware limited partnership (the “Partnership”), is made as of this [•] day of [•], 2025, by and among Warburg Pincus Access Fund GP, L.P., a Delaware limited partnership, as general partner (the “General Partner”), and the parties listed in the books and records as Unitholders.

WHEREAS, the Partnership was formed pursuant to an Agreement of Limited Partnership of the Partnership, dated as of July 18, 2025 (the “Initial Agreement”), between the General Partner and the Initial Limited Partner, and a Certificate of Limited Partnership of the Partnership, which was executed by the General Partner and filed in the office of the Secretary of State of the State of Delaware on July 18, 2025; and

WHEREAS, the parties hereto desire to enter into this Amended and Restated Agreement of Limited Partnership of the Partnership to permit the withdrawal of the Initial Limited Partner and the admission of the parties referred to above as Limited Partners of the Partnership and further to make modifications hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend and restate the Initial Agreement in its entirety to read as follows:

ARTICLE I

DEFINITIONS

As used herein, the following terms shall have the following meanings:

“1934 Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“1940 Act” means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code § 17-101 et seq. as the same may be amended from time to time.

“Advisers Act” means the U.S. Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” means, with respect to any Person, any other Person which either directly or indirectly controls, is controlled by or is under common control with such person; provided that no portfolio company or investment of the Partnership or any Other Warburg Pincus Fund shall be deemed to be an Affiliate of Warburg Pincus or the Partnership.

“Aggregate Net Leverage” means (i) the aggregate amount of recourse indebtedness for borrowed money (e.g., bank debt) of the Partnership minus (ii) cash and cash equivalents of the Partnership minus, without duplication, (iii) cash used in connection with funding a deposit in advance of the closing of an Investment and working capital advances. For purposes of determining Aggregate Net Leverage, the General Partner shall use the principal amount of borrowings, and not the valuations of the Partnership’s borrowings, and may, in its reasonable discretion, determine which securities and other instruments are deemed to be cash equivalents. For the avoidance of doubt, (a) any borrowings applied at the Investment level; (b) guarantees given other than in connection with financial indebtedness (guarantees related to foreign exchange contracts shall not be deemed to be in connection with financial indebtedness); (c) deferred consideration, installment sales, seller financings or other arrangements with a seller or its affiliates in respect to the payment of the purchase price of an investment in connection with the acquisition of such investment; (d) hedging liabilities; (e) equity commitment letters, undrawn letters of credit, limited guaranties and other forms of credit or contractual support, (f) guaranty or indemnification obligation with respect to so-called “non-recourse carve-outs,” “bad-boy acts” or other industry accepted carve-outs with respect to indebtedness (including misapplication of funds, bankruptcy and environmental indemnities), (g) intercompany loans, and (h) any other related liabilities that are not recourse indebtedness for borrowed money of the Partnership, shall, in each case, be excluded when determining Aggregate Net Leverage.

“Agreement” means this Amended and Restated Agreement of Limited Partnership as the same may be amended, restated, modified, waived and/or supplemented from time to time in accordance with the terms hereof.

“Agreed Value” means the fair market value of a Unitholder’s non-cash Subscriptions as agreed to by such Unitholder and the General Partner.

“Applicable Other Fees” means, with respect to an applicable class of Units, collectively, the Servicing Fee and any other sales loads, dealer manager fees, commissions or other fees applicable to such class (but not the Management Fee).

“Blocker Corporation” means any Corporation designated by the General Partner as a “blocker corporation”.

“Board” or “Board of Directors” shall have the meaning set forth in Section 5.3(a).

“Business Day” means any day other than a Saturday, Sunday, or other day on which banks are authorized or required by law to be closed in New York City.

“Capital Account” shall have the meaning set forth in Section 10.1.

“Cause” means cause as determined by the General Partner in its sole discretion, which may include but is not limited to, conduct or circumstances that would be detrimental to the operations or reputation of the Partnership, the General Partner, Warburg Pincus or any portfolio company or would impair the applicable Independent Director’s ability to perform his or her duties in a satisfactory manner.

“CFIUS” means the Committee on Foreign Investment in the United States or any member agency thereof acting in its capacity as a member agency.

“Change in Applicable Law” means (a) an amendment to the Code or the regulations promulgated thereunder, (b) the issuance of new regulations promulgated under the Code, (c) a written decision of the United States Supreme Court, United States Tax Court, any United States Circuit Court of Appeals, the Claims Court or the United States District Court in the District in which venue would lie under Title 28, Section 1402 of the United States Code for an action prosecuted by the Partnership or (d) a published Revenue Ruling of the Internal Revenue Service.

“Code” means the U.S. Internal Revenue Code of 1986, as now existing or hereafter amended.

“Corporation” shall have the meaning set forth in Section 2.11(c).

“Director” shall have the meaning set forth in Section 5.3(a).

“DPA” shall mean Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

“Electronic Signature” shall have the meaning set forth in Section 11.11.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Excess Profits” shall have the meaning set forth in Section 3.3(a)(i).

“Feeder Fund” means a Unitholder that is formed by the General Partner or its Affiliates to serve as a vehicle which will invest all or substantially all of its investable assets in the Partnership.

“Feeder Fund Investor” means a unitholder or similar investor in any Feeder Fund.

“Fiscal Year” shall have the meaning set forth in Section 2.8.

“Fund Expenses” shall have the meaning set forth in Section 6.3(a).

“General Partner” means Warburg Pincus Access Fund GP, L.P., a Delaware limited partnership, and/or any successor or additional general partner, each in its capacity as a general partner of the Partnership.

“General Partner Expenses” shall have the meaning set forth in Section 6.1.

“General Partner Interest” means the Partnership interest held by the General Partner that grants the General Partner the rights afforded to the General Partner under this Agreement. Units held by the General Partner shall be held in its capacity as a Unitholder and a Limited Partner and are not part of the General Partner Interest.

“Hurdle Amount” means, for any Reference Period (or portion thereof), the amount that results in a 5% annualized internal rate of return on the Net Asset Value of the Units outstanding at the beginning of such Reference Period and all Units issued since the beginning of such Reference Period, calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such Units and (ii) all issuances of Units over the period. The ending Net Asset Value of the Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual of the Performance Participation Allocation and any Applicable Other Fees and without taking into account (x) any accrued and unpaid taxes imposed on any Blocker Corporation or any other Lower Entity (or the receipts of such Blocker Corporation or other Lower Entity) through which the Partnership directly or indirectly invests in an Investment or taxes paid by any such Blocker Corporation or other Lower Entity since the end of the prior Reference Period or (y) certain deferred tax liabilities of subsidiaries through which the Partnership directly or indirectly invests. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Units repurchased during such period, which Units will be subject to the Performance Participation Allocation upon such repurchase as described in Section 3.3.

“Indemnified Losses” shall have the meaning set forth in Section 4.3(a).

“Indemnified Party” shall have the meaning set forth in Section 4.2(a).

“Independent Director” shall have the meaning set forth in Section 5.3(a).

“Initial Agreement” shall have the meaning set forth in the recitals.

“Initial Closing Date” means the date on which the Partnership first accepts third-party investors and begins investment operations.

“Initial Limited Partner” means Warburg Pincus Partners II, L.P., a Delaware limited partnership, as initial limited partner.

“Intermediate Entities” shall have the meaning set forth in Section 2.11(c).

“Investments” means any investment made by the Partnership, including investments, directly or indirectly, in portfolio companies and other private assets; investments in other funds, clients, accounts, joint ventures or other vehicles or arrangements (including Other Warburg Pincus Funds) acquired in primary or secondary transactions; and investments in debt or other securities or assets, excluding, as the context requires, short-term investments of the Partnership.

“Kirkland & Ellis” shall have the meaning set forth in Section 11.17.

“Leverage Limit” shall have the meaning set forth in Section 4.1(b)(ii).

“Leverage Ratio” means the quotient obtained by dividing (i) Aggregate Net Leverage by (ii) the aggregate values of the Partnership’s Investments as of the most recent month-end, plus the value of any other assets (such as cash on hand and including any assets acquired or to be acquired substantially concurrently with the incurrence, or the proceeds, of such indebtedness) of the Partnership, in each case as determined in accordance with the valuation policies of the Partnership, as updated from time to time.

“Limited Partner” means any Unitholder that is admitted as a limited partner of the Partnership in accordance with this Agreement and is listed as such in the Partnership’s books and records, as the same may be updated from time to time, in its capacity as a limited partner of the Partnership. For purposes of the Act, except as otherwise provided in this Agreement, the Limited Partners shall constitute a single class or group of limited partners. When a Limited Partner ceases to hold any Units, such Limited Partner shall cease to be a limited partner of the Partnership.

“Loss Carryforward Amount” means an amount equal to (i) the sum of the absolute value of any negative Total Returns for Reference Periods following the last Reference Period for which the General Partner received a Performance Participation Allocation (if any, or if none, the Initial Closing Date), reduced (but not below zero) by (ii) the sum of any positive Total Returns for Reference Periods following the last Reference Period for which the General Partner received a Performance Participation Allocation (if any, or if none, the Initial Closing Date); provided that the calculation of the Loss Carryforward Amount shall exclude the Total Return attributable to any Units repurchased during the applicable Reference Period, which Units will be subject to the Performance Participation Allocation upon such repurchase as described in Section 3.3. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset subsequent positive annual Total Return for purposes of the calculation of the Performance Participation Allocation. This is sometimes referred to as a “High Water Mark.”

“Lower Entities” shall have the meaning set forth in Section 2.11(c).

“Management Agreement” means the Management Agreement, dated as of [•], between the Partnership and the Manager, which is substantially in the form attached hereto as Appendix A, as the same may be amended, restated, modified, waived and/or supplemented from time to time in accordance with the terms thereof.

“Management Fee” means the management fee payable to the Manager in accordance with the Management Agreement.

“Manager” means Warburg Pincus LLC, a New York limited liability company, in its capacity as manager of the Partnership, or any assignee or successor thereto in such capacity as permitted under the Management Agreement.

“Memorandum” means the Confidential Private Placement Memorandum of the Partnership, dated [•] 2025, as amended, restated and/or supplemented from time to time.

“Net Asset Value” means the net asset value of Units or a class of Units, as the context may require, determined as of the last Business Day of each month as determined in accordance with the valuation policies of the Partnership, as updated from time to time.

“Non-Public Information” means information regarding the Partnership, any other Unitholder, any Person in which the Partnership holds, or contemplates acquiring, any Investment, the General Partner or the Manager or their Affiliates, which information is received by a Unitholder pursuant to this Agreement or otherwise furnished to a Unitholder by the General Partner or the Manager or their Affiliates or agents, but does not include information that (a) was publicly known at the time such Unitholder receives such information pursuant to this Agreement or (b) subsequently becomes available to such Unitholder on a non-confidential basis from a source other than the General Partner; provided that to the best knowledge of such Unitholder after due inquiry, such source was not prohibited from disclosing such information to such Unitholder by a legal, contractual or fiduciary obligation owed to the Partnership, the General Partner, the Manager, or any of their respective Affiliates.

“Notice Date” shall have the meaning set forth in Section 11.3(c)(i).

“Organizational and Offering Expenses” shall have the meaning set forth in Section 6.3(a)(i).

“Other Warburg Pincus Fund” means any fund, client, account, joint venture or other vehicle or arrangement managed or advised by Warburg Pincus, including any parallel funds, alternative investment vehicle, feeder funds and other similar entities or vehicles related thereto, in each case, other than the Partnership and any Parallel Fund.

“Overhead Costs” shall mean an allocable share of the compensation, benefits and overhead costs (including rent, office equipment and utilities) of the relevant personnel specifically charged, allocated or attributed by the General Partner and/or the Manager or their affiliates to the Partnership, Intermediate Entities, Investments or portfolio companies; provided that any such compensation costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar advice and/or services.

“Parallel Fund” shall have the meaning set forth in Section 2.10(a).

“Partner” means the General Partner or any of the Limited Partners, as applicable and as the context may require.

“Partnership” means Warburg Pincus Access Fund, L.P., the Delaware limited partnership governed hereby, as such limited partnership may from time to time be constituted.

“Partnership Counsel” shall have the meaning set forth in Section 11.17.

“Partnership Legal Matters” shall have the meaning set forth in Section 11.17.

“Performance Participation Allocation” shall have the meaning set forth in Section 3.3(a).

“Person” or “person” means a natural person or a company, corporation, partnership, limited liability company, limited liability partnership, association, joint stock company, trust, joint venture, unincorporated organization or other entity, or a governmental, quasi-governmental, judicial or regulatory entity or any department, agency or political subdivision thereof.

“Plan” means any (i) “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), (ii) “plan” within the meaning of Section 4975(e)(1) of the Code (whether or not subject to Section 4975 of the Code), (iii) insurance general account whose assets are deemed to include assets subject to Title I of ERISA or Section 4975 of the Code under ERISA or the regulations promulgated thereunder, (iv) plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and (v) entity the assets of which constitute, or are deemed to constitute the assets of, any of the foregoing described in clause (i), (ii) or (iii) pursuant to ERISA or otherwise.

“Primary Commitments” means capital commitments to commingled, blind pool investment funds.

“Recipient” means the General Partner or any other entity designated by the General Partner.

“Reference Period” means each year ending December 31.

“Reimbursable Advances” shall have the meaning set forth in Section 10.5.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seed Asset” shall have the meaning set forth in Section 4.1(f).

“Series” shall have the meaning set forth in Section 2.4.

“Servicing Fee” means, as to a class of Units, the applicable servicing fee payable by the Partnership, including any amount that is allocated to a Unitholder’s representative at the financial intermediary through which such Unitholder was placed in the Partnership, compensating such representative for reporting, administrative and other services provided to a Unitholder by such representative, as described in the Memorandum.

“Similar Law” means any U.S. or non-U.S. federal, state, local or other law, regulation or established policy that could cause the underlying assets of the Partnership to be treated as assets of a Unitholder by virtue of its Units and thereby subject the Partnership and the General Partner (or other Persons responsible for the operation of the Partnership and/or investment of the Partnership’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Special Limited Partner” means a former partner of Warburg Pincus that is designated as a Special Limited Partner by Warburg Pincus and that may be retained to provide advice and services to any portfolio company, prospective portfolio company or group of portfolio companies (e.g., in a related industry or geography). For the avoidance of doubt, references herein to “Special Limited Partner” shall not include any employees or partners of Warburg Pincus or any person that accrues a share of the General Partner’s Performance Participation Allocation. For the further avoidance of doubt, a Special Limited Partner shall not be a Limited Partner of the Partnership unless specifically admitted in a capacity as such.

“Subscription” means, as to any Unitholder, the amount set forth as such in such Unitholder’s accepted Subscription Agreement and/or reflected in the books and records of the Partnership.

“Subscription Agreement” means the subscription agreement, the tax forms, the investor qualification statement, the anti-money laundering documentation checklist, all attachments and exhibits thereto and all other documents or agreements contemplated thereby, pursuant to which a Unitholder subscribed for its interest in the Partnership or, to the extent the context otherwise requires, such other agreement or similar document evidencing a Unitholder’s admission as a limited partner of the Partnership and agreement to be bound by the terms of this Agreement.

“Tax Distributions” shall have the meaning set forth in Section 3.4.

“Tax Forms” shall have the meaning set forth in Section 11.15(a).

“Taxes” shall mean any form of tax or taxation, together with interest or penalties (if any) thereon and any reasonably costs incurred in resisting claims thereof.

“Total Return” means, for any period since the end of the prior Reference Period, the sum of: (i) all distributions accrued or paid (without duplication) on the Units outstanding at the end of such period since the beginning of the then-current Reference Period (and for this purpose withholding tax on distributions paid by or received by the Partnership shall be treated as distributions accrued or paid on the Units) plus (ii) the change in aggregate Net Asset Value of such Units since the beginning of such period, before giving effect to (x) changes resulting solely from the proceeds of issuances of Units, (y) any allocation or accrual to the Performance Participation Allocation and any Applicable Other Fees; provided that, for this purpose, the aggregate Net Asset Value of such Units shall be calculated without taking into account (1) any accrued and unpaid taxes imposed on any Blocker Corporation or any other Lower Entity (or the receipts of such Blocker Corporation or other Lower Entity) through which the Partnership directly or indirectly invests in an Investment or taxes paid by any such Blocker Corporation other Lower Entity since the end of the prior Reference Period or (2) certain deferred tax liabilities of subsidiaries through which the Partnership directly or indirectly invests. For the avoidance of doubt, the calculation of Total Return will (a) include any appreciation or depreciation in the Net Asset Value of Units issued during the then-current Reference Period but (b) exclude the proceeds from the initial issuance of such Units.

“Transaction Fees” shall have the meaning set forth in Section 4.5(a)(i).

“Treasury Regulations” means, with respect to any referenced provision, such provision of the regulations of the United States Department of the Treasury or any successor provision.

“Triggering Event” means a finding by any court or governmental body of competent jurisdiction in a final, non-appealable judgment not stayed or vacated within 30 days that the General Partner or the Manager has committed (i) a felony or a material violation of applicable U.S. federal securities laws that has a material adverse effect on the business of the Partnership or the ability of the General Partner or the Manager to perform their respective duties under the terms of this Agreement or the Management Agreement, as the case may be or (ii) actual fraud or willful malfeasance by the General Partner or Manager in connection with the performance of their respective duties under the terms of this Agreement or the Management Agreement, as the case may be, that has a material adverse effect on the business of the Partnership. The General Partner will provide the Unitholders with prompt notice of a Triggering Event of which the General Partner has actual knowledge.

“Unit” means a fractional, undivided interest in the Partnership (other than the General Partner Interest) held by a Unitholder (including the General Partner in its capacity as such) hereunder, including each class of Units described in the Memorandum, and other Units that may be issued by the Partnership in the sole discretion of the General Partner.

“Unitholders” means each Person who acquires Units from time to time in accordance with and subject to the terms of this Agreement, as reflected in the Partnership’s books and records, in its capacity as such and for so long as it continues to hold Units hereunder.

“Unit Repurchase Program” means the Partnership’s Unit repurchase program as described in the Memorandum.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“US GAAP” means United States generally accepted accounting principles.

“Warburg Pincus” means Warburg Pincus & Co., the General Partner, Warburg Pincus Partners II, L.P., the Manager, and their Affiliates.

ARTICLE II

GENERAL PROVISIONS

Section 2.1 Formation. The parties hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act. The rights and liabilities of the Partners shall be as provided in said Act, except as herein otherwise expressly provided.

Section 2.2 Name. The name of the Partnership shall be “Warburg Pincus Access Fund, L.P.” The General Partner is authorized to make any variations in the Partnership’s name which the General Partner may deem necessary or advisable; provided that the words “Limited Partnership” or the abbreviations “LP” or “L.P.” shall be included in the name as required by the Act. In the case of a change of name of the Partnership pursuant to this section, specific references herein to the name of the Partnership shall be deemed to have been amended to the name as so changed.

Section 2.3 Organizational Certificates and Other Filings. If requested by the General Partner, the Unitholders shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware and (b) the operation of the Partnership as a limited partnership, or partnership in which the Unitholders have limited liability, in all jurisdictions where the Partnership conducts or proposes to conduct business.

Section 2.4 Classes of Units. The General Partner is hereby authorized to cause the Partnership to issue Units designated in the Memorandum and any other additional classes of Units with such terms, rights and obligations as determined in the sole discretion of the General Partner. The General Partner is authorized to issue fractional Units, and to effect the split, subdivision, combination or reclassification of Units. A fractional Unit shall carry proportionately all of the rights and obligations of a full Unit, including rights and obligations with respect to receipt of distributions and repurchases of Units. The General Partner shall be permitted to offer one or more classes of Units in series, in which case, a new series of Units of that class will be issued with respect to each subscription date when Units of that class are issued (each a “Series”). Any reference to a class of Units shall be a reference to each Series of the relevant class of Units, as applicable. The General Partner shall be permitted, in its sole discretion, to cause Units of a later Series to be exchanged for Units of a prior Series provided that such exchange does not have an adverse effect on the Net Asset Value of any Unit or class of Units. Each Unit will carry equal rights and privileges with each other Unit of the same Series.

Section 2.5 Purpose. The principal purpose of the Partnership is making investments in accordance with the investment objectives and policies of the Partnership as in effect from time to time, with a primary focus on investing in or alongside Other Warburg Pincus Funds, and including public equity investments, early-stage venture, growth capital transactions, early growth platforms, buyouts, recapitalizations and other special situations and other Investments described in the Memorandum, and to engage in any other lawful activity as the General Partner may from time to time determine. Subject to the provisions of this Agreement, the General Partner may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Partnership as it shall deem appropriate in its sole discretion. Investments may be effected on a global basis, using a wide variety of investment types and transaction structures, and may have long or short anticipated holding periods.

Section 2.6 Principal Office; Other Places of Business. The principal office of the Partnership shall be located at 450 Lexington Avenue, New York, New York 10017, and/or such other place or places within or outside the State of Delaware as the General Partner may from time to time designate. The General Partner may change the location of the Partnership’s principal office and may establish such additional offices of the Partnership as it may from time to time determine upon notice to the Unitholders.

Section 2.7 Registered Office and Registered Agent. The Partnership shall maintain a registered office at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or at such other office as may from time to time be determined by the General Partner. The name and address of the Partnership’s registered agent for service of process in the State of Delaware as of the date of this Agreement is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The General Partner may change the registered office or registered agent of the Partnership in the State of Delaware at any time and shall provide notice of any such change to the Unitholders.

Section 2.8 Fiscal Year. The fiscal year of the Partnership (the “Fiscal Year”) ends on December 31st of each calendar year or any other date deemed advisable by the General Partner and permitted under the Code. The Partnership has the same Fiscal Year for United States federal and state income tax purposes and for financial and partnership accounting purposes. The General Partner shall have the authority to change the ending date of the Fiscal Year if the General Partner, in its sole discretion, shall determine such change to be necessary or appropriate.

Section 2.9 Withdrawal of Initial Limited Partner. Upon the admission of one or more Limited Partners to the Partnership at the Initial Closing Date and without any further consent of any Person, the Initial Limited Partner shall (a) receive a return of any Subscription made by it to the Partnership, (b) withdraw as the Initial Limited Partner of the Partnership and (c) have no further right, interest or obligation of any kind whatsoever as a limited partner of the Partnership.

Section 2.10 Parallel Funds.

(a) The General Partner or an Affiliate thereof may create one or more parallel investment funds or other entities, including any feeder vehicles into such entities or related intermediate entities (collectively, “Parallel Funds”), to accommodate legal, tax, regulatory, accounting, compliance, structuring or certain other operational requirements which will generally co-invest (either directly or indirectly) in its Investments with the Partnership on a pro rata basis as determined by the General Partner in good faith, taking into account any legal, tax, regulatory, accounting, compliance, structuring or other considerations that may limit or otherwise affect the amount, type or timing of investment by the Partnership or the Parallel Funds. Unitholders should note that, as a result of the legal, tax, regulatory, accounting, compliance, structuring or other considerations mentioned above, the terms of such Parallel Funds may substantially differ from the terms of the Partnership.

(b) To the extent that the formation of a Parallel Fund, the making of additional capital contributions to the Partnership or a Parallel Fund, the withdrawal of a Unitholder pursuant to Section 2.10(c) (or the comparable provision of the governing agreement of a Parallel Fund), the redemption of Units or units of a Parallel Fund, disproportionate expenses (including management fees) specifically attributable to the Partnership or a Parallel Fund or other circumstances cause the Net Asset Value and/or the net asset value of a Parallel Fund (as determined in accordance with the governing agreement of a Parallel Fund) to increase (or decrease) disproportionately relative to one another, the General Partner in its sole discretion may, from time to time, adjust the percentage interest of the Partnership and a Parallel Fund in each portfolio company or Intermediate Entity to reflect such occurrence and make all other adjustments necessary in order to give effect to, and properly reflect, such occurrence.

(c) The General Partner may, in its sole discretion, permit or require an existing Unitholder to withdraw from the Partnership to facilitate such Unitholder’s participation in any Parallel Fund (or vice versa) and, in connection therewith, may transfer or distribute to a Parallel Fund such Unitholder’s proportionate share of one or more of the Investments of the Partnership (or vice versa), and take any other necessary action or adjustments to consummate the foregoing.

Section 2.11 Feeder Funds and Intermediate Entities.

(a) The General Partner and/or its affiliates may, in their sole discretion, establish one or more Feeder Funds to accommodate certain investors and to facilitate their indirect participation in the Partnership with respect to all or a portion of their investment therein.

(b) The General Partner may make any adjustments to the Units of a Feeder Fund reasonably necessary to accomplish the overall objectives of this Section 2.11 on the condition that such adjustments shall not materially adversely affect the Units of any other Unitholder. Nothing in this Section 2.11 should be construed as making any interest holder in a Feeder Fund a Unitholder for any purpose.

(c) The General Partner or any of its affiliates may, in their sole discretion, cause the Partnership to hold certain investments directly or indirectly through (i) entities that may elect to be classified as corporations for U.S. federal income tax purposes, whether formed in a U.S. or non-U.S. jurisdiction (each a “Corporation”) or (ii) one or more limited liability companies, limited partnerships or other entities, whether formed in a U.S. or non-U.S. jurisdiction (each, a “Lower Entity,” and together with any Corporation, “Intermediate Entities”).

ARTICLE III

SUBSCRIPTIONS; DISTRIBUTIONS

Section 3.1 Subscriptions.

(a) Unitholders will make Subscriptions to the Partnership in exchange for Units as more fully described in the Memorandum. Each Unitholder, by executing a Subscription Agreement, shall be deemed to have acknowledged and consented to the risks and other considerations relating to an investment in the Partnership, including the risks and conflicts described in the Memorandum. Each Unitholder’s Unit holdings will be set forth opposite its name on the Partnership’s books and records. The General Partner or any transfer agent or similar agent may keep the Partnership’s books and records current through separate revisions that reflect periodic changes to each Unitholder’s Units (including as a result of Subscriptions or repurchases), which shall not constitute amendments to this Agreement. The Unitholders shall have no right or obligation to make any additional Subscriptions or loans to the Partnership.

(b) The General Partner is hereby authorized to cause the Partnership to issue such additional Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Unitholders. Any additional Units issued thereby may be issued in one or more classes (including the classes specified in this Agreement or any other classes), or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers, duties, Applicable Other Fees and minimum investment requirements, including rights, powers and duties senior to those of existing Units, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Unitholder.

(c) Each Person that is to be issued Units shall be admitted as a Limited Partner and become a Unitholder upon the General Partner’s acceptance of an executed Subscription Agreement or other agreement pursuant to which such Person becomes bound by the terms of this Agreement, and, where applicable, receipt by the Partnership of payment in full of the accepted Subscription of such Person. Counterpart signature pages to such Person’s Subscription Agreement shall, upon acceptance by the General Partner, constitute a counterpart signature page to this Agreement executed by such Person and shall bind such Person as a party hereto. A Unitholder that has acquired Units pursuant to a permitted transfer hereunder shall be admitted as a Limited Partner as provided in Section 8.2.

(d) Subscriptions may be accepted or rejected in whole or in part by the General Partner on behalf of the Partnership in its sole discretion.

(e) Admission of a new Limited Partner shall not cause dissolution of the Partnership.

(f) Unless otherwise agreed to by the General Partner, Subscriptions to the Partnership must be made in U.S. dollars by wire transfer of immediately available funds on or prior to the date Units are to be issued. The General Partner may accept, on behalf of the Partnership, a Subscription to the Partnership in the form of a non-cash contribution based on its Agreed Value on terms and conditions that the General Partner deems appropriate in good faith. The General Partner or its Affiliates may make capital contributions to the Partnership which may be funded in cash or in-kind, as further described in the Memorandum. The Agreed Value of any non-cash Subscriptions by a Unitholder as of the date of contribution are set forth on the Partnership’s books and records. No Units shall be deemed issued by the Partnership to a Unitholder until they are paid for in the amount and form agreed to with the General Partner. When issued pursuant to and in accordance with this Agreement, Units shall be fully paid and non-assessable, to the fullest extent not prohibited by law.

Section 3.2 Distributions – General Principles.

(a) Except as otherwise expressly provided in this Article III or in Article IV, no Unitholder shall have the right to withdraw capital from the Partnership or to receive any distribution or return of its Subscription. Distributions, if any, as and when declared by the General Partner in its sole discretion, shall be made only to Persons who, according to the books and records of the Partnership, were the holders of record of Units on the date determined by the General Partner as of which the Unitholders are entitled to any such distributions. Notwithstanding anything to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to any Unitholder on account of its interest in the Partnership if such distribution would violate the Act or other applicable law. Unless otherwise determined by the General Partner, all distributions of cash shall be made to the Unitholders in amounts proportionate to the aggregate Net Asset Value of the Units held by the respective Unitholders on the applicable record date set by the General Partner. For the avoidance of doubt, the amount distributed per Unit of any class may differ from the amount per Unit of another class on account of differences in Net Asset Value of Units from one class to another due to class-specific allocations or for other reasons as determined by the General Partner.

(b) Except as otherwise provided in this Agreement, distributions and redemptions made pursuant to this Agreement shall be made in cash. All distributions pursuant to this Agreement shall be made in U.S. dollars (net of applicable currency conversion costs). The “functional currency” of the Partnership shall be the U.S. dollar with respect to all allocations and distributions hereunder.

Section 3.3 Performance Participation Allocation.

(a) The Recipient shall be entitled to a performance allocation (the “Performance Participation Allocation”) from the Partnership (directly or indirectly through an Intermediate Entity) with respect to each Reference Period, upon the end thereof (or, if earlier, the date of the Partnership’s dissolution) and at the other times described below (which shall accrue on a monthly basis) in an amount equal to:

(i) First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Recipient equals 15% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Recipient pursuant to this clause; and

(ii) Second, to the extent there are remaining Excess Profits, 15% of such remaining Excess Profits.

Except as expressly provided for herein, any amount by which Total Return falls below the Hurdle Amount and that does not constitute a Loss Carryforward Amount will not be carried forward to subsequent periods.

(b) The Recipient will also be allocated a Performance Participation Allocation with respect to all Units that are redeemed in connection with repurchases or withdrawals of Units in an amount calculated as described above with the relevant period being the portion of the Reference Period for which such Units were outstanding and proceeds for any such Unit repurchase will be reduced by the amount of any such Performance Participation Allocation.

(c) The Recipient may elect to receive the Performance Participation Allocation in Units and/or interests in Lower Entities. Such Units and/or interests in Lower Entities may be repurchased by the Partnership at Net Asset Value at the Recipient’s election (including by distributing in kind to the Recipient an interest in one or more Corporations) and will not be subject to the volume limitations or the early repurchase deduction of the Unit Repurchase Program.

(d) The measurement of Net Asset Value for the purpose of calculating the Performance Participation Allocation (and the underlying calculations) is subject to adjustment by the General Partner to account for any dividend, split, recapitalization or any other similar change in the Partnership’s capital structure or any distributions that the General Partner deems to be a return of capital if such changes are not already reflected in the Partnership’s net assets. For the avoidance of doubt and notwithstanding anything to the contrary herein, the Performance Participation Allocation shall be calculated separately with respect to each class of Units taking into account only the Units in the relevant class (and all references in this Agreement to the Performance Participation Allocation and the terms used for purposes of calculating the Performance Participation Allocation shall be interpreted accordingly). The General Partner shall be permitted to make adjustments to distributions, allocations, Net Asset Value of the relevant class of Units or number of Units held by Unitholders in a particular class, and other fundings, payments or calculations in order to give effect to the foregoing. The General Partner shall be permitted to issue Units of additional classes subject to different Performance Participation Allocation terms.

(e) The Recipient will not be obligated to return any portion of the Performance Participation Allocation paid due to the subsequent performance of the Partnership.

(f) In the event that the Recipient otherwise would receive a distribution hereunder pursuant to Article III or otherwise (other than in connection with the winding up and liquidation of the Partnership) in excess of its U.S. federal income tax basis in its interest in the Partnership, the amount of such distribution shall not be distributed to the Recipient until such time, if any, as such distribution would not be in excess of the Recipient’s tax basis in its interest in the Partnership. Any amount not distributed to the Recipient pursuant to the preceding sentence may be loaned to the Recipient. If any amount is loaned to the Recipient pursuant to this paragraph, (i) any amount thereafter distributed to the Recipient pursuant to Article III or otherwise shall be applied to repay the principal amount of such loan(s) to the Recipient and (ii) interest, if any, received by the Partnership on such loan(s) to the Recipient shall be distributed to the Recipient. Any loans to the Recipient pursuant to this paragraph shall be repaid to the Partnership prior to the completion of the winding-up of the Partnership.

Section 3.4 Tax Distributions. It is intended that the Partnership will make distributions of cash to the Recipient that, when coupled with prior distributions of cash and marketable securities for such year, will be in an aggregate amount sufficient to provide the Recipient with funds to pay U.S. federal, state and local tax liabilities attributable to the Partnership income allocated to the Recipient in respect of the Performance Participation Allocation or such distributions of the Performance Participation Allocation (“Tax Distributions”). Any Tax Distribution will be made to the Recipient at a rate that assumes that the Recipient is an individual resident in New York City, New York and subject to tax at the highest rate, whether or not such the Recipient is subject to U.S. federal income taxes. Any Tax Distribution will be treated as a repurchase of Units by the Partnership from the Recipient and shall not be subject to the volume limitations or the early repurchase deduction of the Unit Repurchase Program. Amounts of the Performance Participation Allocation otherwise to be distributed to the Recipient pursuant to Section 3.3 (including distributions in kind and receipt of Units) shall be reduced on a dollar-for-dollar basis by the amount of any prior advances made to the Recipient pursuant to this Section 3.4 until all such advances are restored to the Partnership in full.

Section 3.5 Reinvestment. The Partnership may permit any distributions to be reinvested into Units, including pursuant to any reinvestment plan, on terms that the General Partner determines in its sole discretion.

ARTICLE IV

THE GENERAL PARTNER

Section 4.1 Powers of the General Partner.

(a) The General Partner shall have the exclusive right to manage and control the affairs of the Partnership and shall have the power and authority to do all things necessary or proper to carry out the purposes of the Partnership. The General Partner shall have the power on behalf and in the name of the Partnership to carry out any and all of the objectives and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that the General Partner, in its sole discretion, deems necessary, advisable, appropriate or incidental thereto, including the power to acquire and dispose of any investment. Subject to the express limitations set forth in this Agreement, nothing herein shall restrict the ability of the Partnership to invest alongside or in any Other Warburg Pincus Fund and the General Partner is authorized on behalf of the Partnership to engage in any activity not expressly limited herein, including if the Partnership is investing alongside or in such Other Warburg Pincus Fund and such activity is not prohibited under (or otherwise approved in accordance with) the governing terms of such Other Warburg Pincus Fund. Each Unitholder acknowledges and agrees that the General Partner may rely on investment related decisions relating to the Partnership’s Investments made by the general partner (or similar managing entity) of any Other Warburg Pincus Fund alongside or through which the Partnership invests. The General Partner shall be permitted to modify the organizational structure or entity type of the Partnership (including by merger, consolidation, conversion or any other restructuring transaction permitted under applicable law), structure or restructure the Partnership’s investments and manage the Partnership’s status under the 1940 Act, including electing to rely on a different exclusion from the definition of “investment company” under the 1940 Act or registering the Partnership as an investment company, all without the consent of any Unitholder or any other Person notwithstanding any other provision of this Agreement or the Act.

(b) Borrowings and Guarantees.

(i) The General Partner shall have the right, at its option, to cause the Partnership, directly or indirectly through one or more direct or indirect subsidiaries, to borrow money from any Person, including from Warburg Pincus or one or more affiliates or designees, to make guarantees and provide other credit support to any Person, including on a joint, several, joint and several or cross-

collateralized and/or cross-defaulted basis with any Feeder Fund, Parallel Fund, Intermediate Entity, Other Warburg Pincus Fund or any Person in or alongside which the Partnership acquires, directly or indirectly, or proposes to acquire, an Investment (or to any subsidiary or acquisition vehicle thereof), or incur any other similar credit obligation (including credit support arrangements or other extensions of credit) for any proper purpose relating to the activities of the Partnership; provided that any such borrowing from Warburg Pincus or one or more affiliates or designees shall be on terms at least as favorable to the Partnership as those available from unaffiliated third parties. For the avoidance of doubt, any amounts (including in respect of any interest) received by Warburg Pincus or any such affiliates or designees in respect of such borrowing and/or credit support shall not offset the Management Fee.

(ii) Beginning on the fourth (4th) anniversary of the Initial Closing Date, the Partnership will not incur recourse indebtedness for borrowed money, directly or indirectly, that would cause the Leverage Ratio to be in excess of 30% (the “Leverage Limit”); provided that no remedial action will be required if the Leverage Limit is exceeded for any reason other than the incurrence of an increase in indebtedness for borrowed money (including the exercise of rights attached to an Investment). For the avoidance of doubt, for purposes of the foregoing, the refinancing of any amount of existing indebtedness shall not be deemed to constitute the incurrence of new indebtedness so long as no additional amount of net indebtedness is incurred in connection therewith (excluding the amount of transaction expenses associated with such refinancing). For purposes of the calculation in this clause (ii), (x) for the avoidance of doubt, such limitation shall only apply at the time any such recourse indebtedness for borrowed money is incurred and the Partnership shall not be in violation of the foregoing limitation as a result of any subsequent decrease of the Partnership’s Net Asset Value, distributions, redemptions or a disposition of any Investment or other occurrences that result in such indebtedness being otherwise non-compliant at the time such indebtedness is incurred, (y) any indebtedness that would have been permitted at the time a binding agreement was entered into with respect to such indebtedness (including with respect to a forward funding obligation or other arrangement) (assuming all potential indebtedness and related investments subject to such standard were incurred and/or made as of such date) shall be permitted to be made, regardless of any subsequent decrease of the Partnership’s Net Asset Value, distributions, redemptions or a disposition of any portfolio investment or other occurrences that result in such indebtedness being otherwise non-compliant at the time such indebtedness is incurred, and (z) the General Partner shall be permitted to use the most recently calculated Net Asset Value without performing a new valuation for this purpose.

(c) Investment Restrictions. Beginning on the fourth (4th) anniversary of the Initial Closing Date, the Partnership shall not invest more than 20% of Net Asset Value in any single portfolio company, measured at the time of investment; provided that no remedial action will be required if such restriction is exceeded for any reason other than the acquisition of a new investment (including the exercise of rights attached to an

Investment). For the avoidance of doubt, this restriction shall not apply to investments in funds or other investment vehicles which invest in multiple portfolio companies or a portfolio of investments. A breach of the investment restrictions applicable to the Partnership due to any reason other than an acquisition or the making or purchase of an investment subject to such restriction (including if the applicable investment restrictions are breached due to (a) a decrease of NAV or the increase in the value of any Investment, (b) subscriptions and/or redemptions, (c) the disposition of investments, (d) a merger or other combination of investments and/or (e) any other reasons which does not involve the active increase of the Partnership’s exposure to such investment) will not constitute a breach of such investment restrictions (a “Passive Breach”). Further, an investment that would have been permitted at the time (x) a binding agreement was entered into with respect to such investment, (y) a deposit with respect to such investment became non-refundable or (z) the Partnership otherwise made a binding commitment to acquire, or fund such investment shall be permitted to be made, regardless of any subsequent decrease of Net Asset Value, any increase of the value of an Investment, or any distributions, redemptions, dispositions, recapitalizations, refinancings, restructurings or follow-on investments or other occurrences that result in such investment being otherwise non-compliant at the time such investment is made. The Manager is under no obligation to correct a Passive Breach nor to notify it to Unitholders.

(d) Elections. The General Partner shall have the right, in its discretion, to make such elections under the Code and other relevant tax laws as to the treatment of items of Partnership income, gains, loss, deduction and expense and as to other matters that the General Partner deems necessary or appropriate including to make or revoke the elections referred to in Section 743(e) or 754 of the Code, or any similar provision enacted in lieu thereof, or any corresponding provisions of state law (and each Unitholder will upon request supply the information necessary to properly give effect to any of the foregoing elections). In addition, the General Partner may, in its discretion, make an election under Section 1295 of the Code with respect to the investments of the Partnership.

(e) Partnership Representative. The General Partner shall be (i) the “partnership representative” of the Partnership for all purposes under the Partnership Tax Audit Rules, and (ii) the “tax matters partner” to the extent applicable for U.S. state or local tax purposes, and it shall perform an analogous function, to the extent applicable, with respect to foreign tax laws. In addition, (a) the General Partner is hereby authorized to (i) designate any other Person selected by the General Partner as the partnership representative, and (ii) take, or cause the Partnership to take, such other actions as may be necessary or advisable pursuant to the Treasury Regulations or other guidance to ratify the designation, pursuant to this paragraph, of the General Partner (or any Person selected by the General Partner) as the “partnership representative”, and (b) each Unitholder agrees to take such other actions as may be requested by the General Partner to ratify or confirm any such designation pursuant to this paragraph.

(f) Seed Assets. The Partnership is expected to acquire certain of its initial investments (the “Seed Assets”) from one or more Other Warburg Pincus Funds and/or Warburg Pincus affiliates in the manner and on the terms described in the Memorandum in all material respects. Notwithstanding anything to the contrary contained herein, it is understood and/or agreed that (i) each Unitholder, by acquiring Units, shall be deemed to have acknowledged and consented to any actual or potential conflicts of interest relating to the acquisition of any such Seed Asset, and (ii) each Unitholder, by executing its Subscription Agreement, shall be deemed to have acknowledged and/or consented to any arrangements and/or transactions relating to the transfer of such Seed Asset and such Unitholder’s participation therein to the extent required by applicable law (including for purposes of Section 206(3) of the Advisers Act).

Section 4.2 Limitation on Liability.

(a) To the fullest extent not prohibited by law, none of the Directors, officers of the Partnership, General Partner, the Manager, Warburg Pincus, the partnership representative described in Section 4.1(e), any of their respective Affiliates and the members, partners, officers, directors, employees, agents, shareholders, stockholders of the General Partner or the Manager and any Person who serves at the specific request of the General Partner or the Manager on behalf of the Partnership as a member, partner, shareholder, officer, director, employee or agent of the Partnership or any other entity (each, an “Indemnified Party”) shall be liable to any Unitholder or the Partnership for (i) any mistake in judgment, (ii) any action taken or omitted to be taken by the Indemnified Party, which action or omission the Indemnified Party was expressly permitted or required to take or omit pursuant to this Agreement, or (iii) any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent of the Partnership or such Indemnified Party; provided that such broker or other agent are selected with reasonable care, in each case of clauses (i), (ii) and (iii) above, unless such action or inaction constituted bad faith, intentional and material breach of this Agreement or the Management Agreement, actual fraud, willful malfeasance or gross negligence of the relevant Indemnified Party.

(b) To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any Unitholder, the General Partner acting under this Agreement shall not be liable to the Partnership or to any such Unitholder for its good faith reliance on the provisions of this Agreement. Subject to Section 4.2(d), the provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Unitholders to modify to such extent such other duties and liabilities of the General Partner.

(c) Indemnified Parties may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants, experts and advisers selected by it and any act or omission suffered or taken by it on behalf of the Partnership or in furtherance of the interests of the Partnership in good faith in reasonable reliance upon and in accordance with the advice of such counsel, accountants, appraisers, management consultants, investment bankers or other consultants and advisers shall be full justification for any such act or omission, and such Indemnified Parties shall be fully protected in so acting or omitting to act; provided that such counsel, accountants, appraisers, management consultants, experts, investment bankers or other consultants, experts and advisers are selected with reasonable care.

(d) Nothing in this Section 4.2 will be construed so as to provide for the exculpation of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons acting in good faith), to the extent (but only to the extent) that such exculpation would be in violation of applicable law, but otherwise will be construed so as to effectuate these provisions to the full extent not prohibited by law.

(e) For the avoidance of doubt, (i) the exculpation and indemnification provisions of this Agreement do not restore or create, whether in contract or otherwise, any duties or liabilities at law or in equity and (ii) notwithstanding any provision of this Section 4.2 or Section 4.3 hereof, nothing in this Agreement shall constitute a waiver of any non-waivable rights which a Unitholder or the Partnership may have under applicable securities law, including the Advisers Act, or other laws.

Section 4.3 Indemnification.

(a) To the fullest extent not prohibited by law, the Partnership shall indemnify and hold harmless each Indemnified Party who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Partnership), from and against any and all claims, losses, liabilities, damages, costs, fines, settlements and expenses of any kind for which such Person has not otherwise been reimbursed to which such Indemnified Party may become subject and arise out of or in connection with the business of the Partnership or any portfolio company or the performance by such Indemnified Party of any of its responsibilities hereunder or under the Management Agreement (including all costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings, whether civil, criminal, administrative, legislative or other instituted or threatened against such Indemnified Party or the Partnership (including formal and informal inquiries, sweep examinations and any type of similar regulatory and/or governmental requests) actually and reasonably incurred by such Person in connection with such action, suit or proceeding) (collectively, “Indemnified Losses”); provided that an Indemnified Party shall be entitled to indemnification for Indemnified Losses hereunder only to the extent that such Indemnified Losses are not primarily and directly attributable to such Indemnified Party’s bad faith, intentional and material breach of this Agreement or the Management Agreement, actual fraud, willful malfeasance or gross negligence. The satisfaction of any indemnification and any saving harmless pursuant to this Section 4.3(a) shall be from and limited to the Partnership assets, no Unitholder shall have any obligation to make capital contributions to fund its share of any indemnification obligations under this Section 4.3(a) and no Unitholder shall have any personal liability on account thereof. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the General Partner or any other Person acted or failed to act as described above.

(b) Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking in writing by or on behalf of the Indemnified Party to repay such amount if there shall be a final, non-appealable adjudication or determination that such Indemnified Party is not entitled to indemnification as provided herein within sixty (60) days of such adjudication or determination. Notwithstanding the foregoing, no advances shall be made by the Partnership under this Section 4.3(b), without the prior written approval of the General Partner (which may be given or withheld in its sole discretion with respect to any aspect thereof).

(c) The right of any Indemnified Party to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Party may otherwise be entitled by contract (including any contract with the Partnership) or as a matter of law or equity and shall extend to such Indemnified Party’s successors, assigns and legal representatives.

(d) Nothing in this Section 4.3 will be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons acting in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but otherwise will be construed so as to effectuate these provisions to the full extent not prohibited by law.

(e) The Partnership’s obligation, if any, to indemnify or advance expenses to any Person is intended to be secondary to any such obligation of, and shall be reduced by any amount such Person may collect as indemnification or advancement from, any portfolio company or subsidiary thereof or insurance policies of such portfolio companies or their subsidiaries.

(f) Notwithstanding anything to the contrary in this Agreement, the Partnership may, in the sole judgment of the General Partner, pay any obligations or liabilities arising out of this Section 4.3 as a secondary indemnitor at any time prior to any primary indemnitor making any payments any such primary indemnitor owes, it being understood that any such payment by the Partnership shall not constitute a waiver of any right of contribution or subrogation to which the Partnership is entitled (including against any primary indemnitor) or relieve any other indemnitor from any indemnity obligations. Neither the General Partner nor the Partnership shall be required to seek indemnification or contribution from any other sources with respect to any amounts paid by the Partnership in accordance with this Section 4.3.

(g) For the avoidance of doubt, the provisions of this Section 4.3 shall continue in effect notwithstanding (i) that a Person indemnified hereunder shall have ceased to act in relation to the Partnership, but only as regards the services provided in the period prior to and including such cessation (but not thereafter), and (ii) the termination of the Partnership.

Section 4.4 General Partner as Unitholder. The General Partner may also be a Unitholder and a Limited Partner, including to the extent that it purchases Units, elects to receive all or a portion of the Performance Participation Allocation in Units, or becomes a transferee of all or any part of the Units of a Unitholder, and to such extent shall be treated as a Unitholder and a Limited Partner in all respects, except as provided below. Any Units held by Warburg Pincus, the Manager, the General Partner or their respective Affiliates may bear no or reduced Management Fees, Applicable Other Fees or Performance Participation Allocation (in the manner each such Unitholder and the General Partner shall agree upon such Unitholder’s admission as a limited partner of the Partnership, including pursuant to a rebate of such amounts).

Section 4.5 Other Activities.

(a) Business with Certain Affiliates.

(i) The Partnership shall not make Primary Commitments to, or secondary investments in, Other Warburg Pincus Funds that provide for carried interest, management fees or incentive fees payable to Warburg Pincus to be paid or borne by the Partnership unless such management fees are credited against and reduce the next succeeding monthly Management Fee payments (but not below zero) and such carried interest or incentive fees are credited against and reduce the next succeeding Performance Participation Allocations (but not below zero). For the avoidance of doubt, the foregoing shall not restrict (or require an offset for) Investments that are equity interests in structured investments that constitute Other Warburg Pincus Funds. In the event that the General Partner, the Manager or any of their Affiliates or their respective officers, directors, employees, stockholders, members or partners (other than passive investors or former employees not actively engaged in the business of Warburg Pincus) receive any consulting fees, monitoring fees, investment banking fees, advisory fees, transaction fees, director’s fees, “break-up” fees or similar fees or any other compensation in connection with actual or potential portfolio investments of the Partnership (each of the foregoing, in each case, net of out-of-pocket expenses incurred by the Manager or its affiliates (and not otherwise reimbursed) “Transaction Fees”), subject to Section 4.5(a)(ii) hereof, the Partnership’s pro rata share of such amounts shall be credited against and shall reduce the next succeeding monthly Management Fee (but, in each case, not below zero). On any calculation date and for all purposes hereunder, any unapplied Management Fee reduction described in this Section 4.5(a)(i) shall be treated as an asset of the Partnership for the purposes of calculating Net Asset Value. For the sake of clarity, Applicable Other Fees are not Transaction Fees and certain consultants and Special Limited Partners (as described in the Memorandum) will, from time to time, receive compensation, including fees, incentive equity or other stock awards (which, for the avoidance of doubt, are permitted to be structured through loans, profits interests or similar arrangements provided by the Partnership), from or in respect of one or more Investments, and/or prospective Investments, and will, from time to time, receive reimbursement of expenses from the Partnership, any Investment and/or any prospective Investment and consultants (but not Special Limited Partners) will, from time to time, be paid fees from the Partnership, and certain personnel are permitted to receive fees to perform jurisdiction-specific administrative functions at one or more registered or administrative offices in a non-U.S. jurisdiction in connection with one or more investments in such jurisdiction, and any such amounts received by such consultants, Special Limited Partners or in respect of such registered or administrative offices will be retained by such Persons and will not offset the Management Fee. For the avoidance of doubt, Transaction Fees shall not include amounts paid or reimbursed in respect of services provided by General Partner, the Manager or any of their Affiliates or their respective officers, directors, employees, stockholders, members or partners to real estate investments of the Partnership in lieu of third parties providing such services to such Persons; provided that any fees payable shall not exceed the rate that the General Partner believes would be payable by the Partnership, any of its affiliates and/or such portfolio investment if such services were provided by unaffiliated third parties in the business of providing comparable services in the applicable market based on the General Partner’s general understanding of the relevant market terms (including, to the extent terms in the market are unavailable or are reasonably deemed inapplicable, terms from other comparable markets, including, where appropriate, premiums to reflect differences in such markets, as determined by the General Partner in good faith) without undergoing specific benchmarking to confirm such understanding.

(ii) For the sake of clarity, to the extent that any amounts are received (or deemed to be received) by the general partner, managing member and/or manager of any Other Warburg Pincus Fund (A) in connection with, in respect of or resulting from such Other Warburg Pincus Fund’s (but not the Partnership’s) investment or proposed investment in an Investment that relates to a portfolio company of the Partnership and (B) that would not have been generated but for such Other Warburg Pincus Fund’s investment or proposed investment, the amounts received shall not be considered Transaction Fees with respect to the Partnership and shall not reduce the Management Fees of the Partnership. If the Partnership and other Persons (including a Parallel Fund, any Other Warburg Pincus Fund or any other co-investor or interest holder (including, for the avoidance of doubt, any current or former portfolio company management, personnel or sellers who have rolled over their interests or reinvested proceeds)) have invested (or committed to invest) or otherwise hold an interest in a portfolio company or potential portfolio company, then any fees of the type included in the definition of “Transaction Fees” will be allocated to the Partnership only to the extent of the Partnership’s relative ownership in such portfolio company or potential portfolio company held (or proposed to be held) by the Partnership on a fully-diluted basis or in such other manner as the General Partner determines to be appropriate under the circumstances and only the Partnership’s allocable portion of such fees shall be included in calculating “Transaction Fees” for purposes of this Agreement.

(b) Allocation of Investment Opportunities; Co-Investment. Notwithstanding anything to the contrary in this Agreement, each Unitholder hereby acknowledges and agrees that the General Partner and its Affiliates currently, and are likely in the future to (including throughout the term of the Partnership), organize, form, raise, sponsor, market, manage, act for or otherwise provide discretionary investment management and/or advisory services to, or source investments for, or otherwise be involved with, Other Warburg Pincus Funds, some of which will potentially have investment objectives similar to or that overlap with those of the Partnership and/or engage in transactions in the same type of investments as the Partnership or in different investments of the same issuers in which the Partnership invests. The Unitholders acknowledge that these relationships and the activities of such Other Warburg Pincus Funds will raise potential conflicts of interest, including the determination of whether and to what extent investments should be allocated to the Partnership and/or such Other Warburg Pincus Funds. Accordingly, the General Partner and its Affiliates will from time to time be presented with investment opportunities that fall within the investment strategy and objectives of both the Partnership and such Other Warburg Pincus Funds. The General Partner will determine in its sole discretion whether and to what extent an investment opportunity is within the investment objectives of, and appropriate for, the Partnership and/or the Other Warburg Pincus Funds and, in such case, whether any portion of such investment opportunity will be allocated to the Partnership. To the extent any Other Warburg Pincus Fund has investment objectives or guidelines that overlap with those of the Partnership, in whole or in part, investment opportunities that fall within such common objectives or guidelines will be allocated among the Partnership and such Other Warburg Pincus Funds in accordance with the Manager’s investment allocation policy in effect at such time (which may in many cases include allocating the entire investment opportunity to such Other Warburg Pincus Fund (and for the avoidance of doubt, co-investment vehicles thereof) without the Partnership first having an opportunity to consider such opportunity), taking into account relevant factors as determined by the General Partner and its Affiliates in their discretion (including Warburg Pincus’s contractual obligations to such Other Warburg Pincus Funds, as applicable). Other Warburg Pincus Funds that have investment objectives or guidelines that overlap with those of the Partnership are expected to receive priority with respect to any investment opportunity that falls within such common objectives or guidelines or such investment opportunity may be allocated in any manner deemed appropriate by Warburg Pincus in its sole discretion (including, for the avoidance of doubt, co-investment vehicles of such Other Warburg Pincus Funds). Other Warburg Pincus Funds are expected to have terms that differ from the terms of the Partnership and may participate in investments on different terms than the Partnership and/or at different times than the Partnership. Accordingly, the participation by the Partnership in investments with Other Warburg Pincus Funds is expected to vary on an investment-by-investment basis and there are expected to be investments within the Partnership’s investment objective that are made by such Other Warburg Pincus Funds in which the Partnership does not participate or does not participate to the same extent as other investments. Each Unitholder acknowledges that in light of the foregoing, there can be no assurance that any opportunity will be allocated to the Partnership and that all or any portion of an investment opportunity that the General Partner determines in its sole discretion is not appropriate for the Partnership, or is more appropriate for any Other Warburg Pincus Fund, will be pursued by the General Partner and its Affiliates outside of the Partnership. The General Partner is hereby authorized, in its sole discretion, to permit one or more other Persons (including Other Warburg Pincus Funds and affiliates of the General Partner) to co-invest alongside the Partnership in any or all portfolio investments, and to receive to receive a management fee, “carried interest” or other compensation in respect thereof, none of which shall offset the Management Fee. Each Unitholder’s interest in the business endeavors of the other Unitholders is limited to its interest in the Partnership and no Unitholder’s future business activities are restricted.

(c) Syndications. In addition to Section 4.1(f), to the extent an Other Warburg Pincus Fund has invested or is to invest in the same portfolio investment as the Partnership has invested or intends to invest in, any such Other Warburg Pincus Fund may purchase from or sell to the Partnership the applicable allocable portion of such portfolio investment, in accordance with applicable law, at cost, including applicable expenses and interest charges (plus an additional amount equal to 8% per annum calculated thereon based on capital contributed in respect thereof, if any) to the extent that such syndication takes place (A) no more than ninety (90) days following the date such portfolio investment was consummated (or, if the initial investment was made on or after the initial closing of such Other Warburg Pincus Fund, not later than the thirtieth (30th) day following the final closing of such Other Warburg Pincus Fund), or (B) otherwise with the consent of the Independent Directors. It is understood and/or agreed that (i) each Unitholder, by acquiring Units, shall be deemed to have acknowledged and consented to any actual or potential conflicts of interest relating to any such syndication transactions, and (ii) each Unitholder, by executing its Subscription Agreement, shall be deemed to have acknowledged and/or consented to any arrangements and/or transactions relating to the transfer of such investments and such Unitholder’s participation therein to the extent required by applicable law.

(d) Except as provided in Sections 4.5(a)-(c) above, this Agreement shall not be construed in any manner to preclude the General Partner, the Manager or any of their respective direct or indirect partners, members or stockholders or their respective officers, directors, employees or Affiliates from engaging in any activity whatsoever to the maximum extent not prohibited by applicable law.

Section 4.6 Valuation. The General Partner will be responsible for the valuation of Units which it will determine in accordance with the Partnership’s valuation policies, as updated from time to time.

ARTICLE V

THE LIMITED PARTNERS

Section 5.1 No Right to Management. Except as expressly provided in this Agreement, no Unitholder or Limited Partner shall have the right or power to vote or participate in the management or affairs of the Partnership, nor shall any Unitholder or Limited Partner have the power to sign for or bind the Partnership. The exercise by any Limited Partner of any right conferred herein shall not be construed to constitute participation by such Limited Partner in the control of the business of the Partnership so as to make such Limited Partner liable as a general partner for the debts and obligations of the Partnership for purposes of the Act. Each Unitholder hereby acknowledges its awareness of prohibitions against insider trading and the unauthorized use of inside information and the sanctions and penalties which flow therefrom. For the sake of clarity, notwithstanding anything to the contrary in this Agreement, no Unitholder, in its capacity as such, shall at any time, as a result of the Unitholder’s participation in the Partnership, (a) be entitled to, have access to, receive, or seek to have access to or receive any “material nonpublic technical information” (as defined in the DPA) or other information that could result in an Investment, or such Unitholder’s participation in an Investment, being subject to review by CFIUS or any similar national security investment clearance regulator; (b) obtain any observer rights or have the right to appoint any board member to any Investment that constitutes a “TID U.S. business” (as defined in the DPA); (c) “control” (as defined in the DPA) the Partnership or any Investment; or (d) otherwise have any “involvement” in any “substantive decision-making” (in both cases, as such terms are defined in the DPA) with respect to the Partnership or any Investment.

Section 5.2 Liabilities of the Limited Partners and Unitholders. Except as provided by the Act or other applicable law and subject to the obligations to indemnify the Partnership and the General Partner as provided in Section 10.5 and as otherwise expressly set forth herein, no Limited Partner or Unitholder shall have any personal liability whatsoever in its capacity as a Limited Partner or Unitholder, as applicable, whether to the Partnership, to any of the Partners, to any of the Unitholders or to the creditors of the Partnership, for the debts, liabilities, contracts, or other obligations of the Partnership or for any losses of the Partnership. No Limited Partner or Unitholder in its capacity as such, to the fullest extent permitted by applicable law, shall have any fiduciary duties to the Partnership or any other Partner or Unitholder; provided the foregoing does not limit the obligation to act in accordance with the implied contractual covenant of good faith and fair dealing.

Section 5.3 Independent Directors; Board of Directors.

(a) The General Partner shall have the authority to appoint directors of the Partnership, at least two of which shall be independent under the tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or other policy as determined by General Partner (each of the independent directors, an “Independent Director,” and together with the other directors, the “Board of Directors” or the “Board,” and each, individually, a “Director”); provided that, if an Independent Director departs the Board of Directors by reason of death, disqualification, removal or resignation or ceases to be an Independent Director, the requirement to have at least two Independent Directors will be suspended for a period not to exceed 90 days; provided further that the appointment of new Independent Directors as a result of vacancy by reason of death, disqualification, removal or resignation will require approval by the Board of Directors; provided that if there are no Directors on the Board of Directors, then the General Partner may fill the vacancies on the Board of Directors. The Independent Directors shall hold office for a one-year term, which is renewable by the General Partner in its sole discretion, or until such Independent Director’s earlier death, disqualification, removal or resignation. The Independent Directors shall be unaffiliated with the General Partner, the Manager, or any of their Affiliates. A majority of the non-abstaining Independent Directors are authorized to give the Partnership’s consent or approval required of the Partnership under the Advisers Act, including under Section 206(3) of the Advisers Act and other matters involving actual or potential conflicts of interest, including with regard to the assignment or other transfer of the General Partner Interest pursuant to Section 8.1 (in each case where presented to such Independent Directors in the General Partner’s sole discretion). Except as set forth in Section 4.5(c), all transactions involving (i) the purchase or sale of assets or (ii) any extension of credit, in each case, to or by the Partnership, on the one hand, and an Other Warburg Pincus Fund, on the other hand, shall require the consent of the Independent Directors. Except as set forth in Section 4.5(c), all transactions involving (1) the purchase or sale of assets or (2) the extension of credit, in each case, to or by (A) the Partnership, an Intermediate Entity, or a portfolio company of the Partnership, on the one hand, and a portfolio company of an Other Warburg Pincus Fund, on the other hand, or (B) a portfolio company of the Partnership, on the one hand, and an Other Warburg Pincus Fund or portfolio company of an Other Warburg Pincus Fund, on the other hand, shall, in each case, be conducted on terms that, taken as a whole, are fair and reasonable to the Partnership, on economic terms that are not materially less favorable to the Partnership than could be obtained from unaffiliated third parties and consistent with the best interests of the Partnership (each as determined in the sole discretion of the General Partner to the extent not presented to the Independent Directors for review and approval). Each Unitholder agrees that, with respect to any consent sought from the Independent Directors under this provision, such consent of the Independent Directors shall be binding upon the Partnership, and the General Partner and its Affiliates, acting in accordance with or pursuant to such consent (or such procedures or standards approved by the Independent Directors), shall, absent actual fraud or willful malfeasance, be fully protected and justified, and shall not have any duty or liability to the Partnership or any Unitholder or be in breach of any applicable duties or this Agreement, in acting in reliance upon and in accordance with such consent of the Independent Directors. Each Unitholder further agrees that any such approval of the Board of Directors or the Independent Directors alternatively may be granted by the consent or approval of either: (x) Partners holding Units representing a majority of the Net Asset Value or (y) Partners and partners of the Parallel Funds (voting as a single group) holding Units and units in the Parallel Funds representing a majority of the aggregate Net Asset Value and net asset value of the Parallel Funds.

(b) Any matters for which the Board of Directors or Independent Directors have authority to act and which the General Partner determines in its sole discretion to submit to the Board of Directors or the Independent Directors, as applicable, shall be effective upon majority approval of the non-abstaining Directors or Independent Directors, as applicable. If there are only two Independent Directors, matters requiring consent or approval of a majority of the Independent Directors will require approval of both Independent Directors. The General Partner shall have the right to change or replace any Independent Director for Cause and any Director that is not an Independent Director, with or without Cause.

(c) Approval by the Independent Directors shall be required for (i) the suspension of (A) the calculation of the Net Asset Value of the Units, or (B) the Unit Repurchase Program, (ii) any modification that is materially adverse to the Unitholders in the aggregate to (A) the Partnership’s valuation policies or (B) the Unit Repurchase Program and (iii) fair valuation of any investment in a company or other private asset of the Partnership that the General Partner has determined to value outside of the applicable range provided by an independent valuation advisor to the Partnership.

(d) The Board of Directors (including the Independent Directors) shall owe a fiduciary duty to use their reasonable business judgment to act in the best interests of the Partnership with respect to matters of the Partnership that are within the Board of Directors’ authority. In no event shall any Director, including any Independent Director (solely as a result of serving or acting in such capacity), (i) be considered a general partner, limited partner or unitholder of the Partnership by agreement, estoppel, result of performance of his or her duties, or otherwise, or (ii) have any right or authority to act for the Partnership or otherwise bind the Partnership, other than in each case as expressly set forth in this Agreement.

Section 5.4 Provision of Information. Each Unitholder: (i) shall only provide any personal data (as defined under applicable laws) to the Partnership, the General Partner, the Manager, or any of their respective Affiliates in connection with this Agreement or the Subscription Agreement in accordance with applicable laws; (ii) hereby represents and warrants that any such personal data has been collected, processed, and transferred in accordance with applicable laws; and (iii) acknowledges that it has received, read and understood a copy of the relevant data privacy notice made available to such Unitholder with respect to the collection and maintenance of personal data regarding such Unitholder.

ARTICLE VI

EXPENSES AND FEES

Section 6.1 General Partner Expenses. The Partnership shall not have any salaried personnel. Except as otherwise set forth herein, the General Partner, the Manager and their Affiliates shall bear and be charged with the compensation of the General Partner’s and the Manager’s investment professionals for providing investment advisory services to the Partnership (collectively, the “General Partner Expenses”).

Section 6.2 Management Fee and Management Agreement.

(a) The Partnership (directly or indirectly through an Intermediate Entity) shall pay the Manager the Management Fee pursuant to the Management Agreement.

(b) The Unitholders acknowledge that the Manager and its Affiliates may receive certain fees as more fully set forth in the Management Agreement and agree that the Management Fee payable under the Management Agreement will not be affected thereby, except as provided in the Management Agreement.

Section 6.3 Fund Expenses.

(a) The Partnership shall bear and be charged with all fees, costs, expenses and liabilities (together in each case with any amounts in respect of any relevant Taxes (if any)) (together, “Expenses”) incurred in connection with the operation, management, administration, business, activities, termination, winding-up, dissolution and liquidation of the Partnership, its direct or indirect subsidiaries and their respective activities, business and actual or potential portfolio companies (to the extent not borne or reimbursed by a subsidiary or actual or potential portfolio company) other than General Partner Expenses (and shall promptly reimburse the General Partner, the Manager or their Affiliates, as the case may be, to the extent that any of such Expenses are paid by such entities), including all Expenses relating or attributable to:

(i) Organizational, structuring, fundraising and offering activities of the Partnership, the Parallel Funds and the General Partner (including legal, accounting, printing, mailing, the preparation of, and negotiations with respect to, this Agreement, the Management Agreement, the Memorandum and the Subscription Agreements, subscription processing and filing costs, any side letter agreements, due diligence costs of participating placement agents or financial intermediaries, costs in connection with preparing sales materials, design and website costs, transfer agent, administrator and depository costs, costs to attend retail seminars sponsored by participating broker-dealers and costs of travel, lodging, entertainment and meals) (collectively, “Organizational and Offering Expenses”);

(ii) (A) attorneys, technical advisors, accountants, appraisers, consultants, intermediaries, valuers, finance or credit support providers, banks, investment bankers, service providers (including shared fund platform service providers), auditors, depositaries, administrators, executives/entrepreneurs-in-residence, experts, finders, investment bankers, underwriters, loan and other servicers, valuation agents, collection and administrative agents, pricing service providers, secondees and professional advisers and custodians appointed by the Partnership or by the General Partner, the Manager or any other Affiliate of the General Partner in respect of Partnership activities, together with Overhead Costs of certain personnel to perform jurisdiction-specific administrative functions at one or more registered or administrative offices in a non-U.S. jurisdiction in connection with one or more investments in such jurisdiction and all other third-party costs, fees and expenses incurred in relation to the Partnership, including any Taxes, Expenses and/or other governmental charges levied against the Partnership, as well as other external Expenses that are related to the Partnership and its Investments (whether consummated or unconsummated) such as (i) identifying, sourcing, evaluating and negotiating potential Investments, and (ii) acquiring, structuring (including regulatory and tax matters), holding, restructuring, financing, refinancing, protecting, monitoring, valuing and realizing Investments including amounts incurred directly or indirectly in connection with any Investment, as determined by the General Partner in its sole discretion, (iii) bookkeeping and administration costs and payments, (iv) dissolution of the Partnership, (vi) protecting the confidential or non-public nature of any information or data, (vii) auditing and reporting, (viii) inquiries and investigation settlements, (ix) tax returns, tax audit and tax reporting, tax compliance and review of the tax position of the Investments, (x) the Partnership’s compliance with applicable legislation or regulations and otherwise securing compliance with applicable regulatory requirements including, without limitation, securing compliance with applicable know-your-customer requirements and any ongoing administrative, governance and compliance services necessary for the operation of the Partnership and its portfolio companies, (xi) any costs of or related to the “partnership representative” of the Partnership or independent representative of the Partnership, (xii) filing fees, and (xiii) investment-related travel costs, and (B) Overhead Costs and other costs incurred, charged or specifically attributed or allocated by the General Partner, the Manager and/or their affiliates in respect of internal personnel performing accounting, fund administration, legal, financial, reporting, tax, internal audit and/or compliance services for the Partnership, Intermediate Entities, Investments or portfolio companies;

(iii) depositary, trustee, record keeping, banking, rating, safekeeping, custodial and other bank or similar services;

(iv) the preparation of the Partnership’s financial statements, tax returns, tax estimates, Schedules K-1 (as applicable) and similar forms;

(v) any borrowing or guarantee or other credit support or hedging permitted pursuant to this Agreement (whether or not consummated) and any principal and interest payments thereof;

(vi) any valuation committee and any technical advisory board assisting the Partnership, including meetings thereof or out-of-pocket expenses related to such meetings, expenses incurred in connection with the engagement of third-party advisors, and any other expenses incurred by any such valuation committee and any technical advisory board and their respective members in connection with such valuation committee and any technical advisory board’s activities, as applicable;

(vii) Taxes and other governmental charges, fees and duties payable by the Partnership to federal, state, local and other governmental agencies (including any value added tax (VAT) applicable on any fees, costs, expenses liabilities and obligations relating to the Partnership and/or its activities), other than with respect to taxes on investments;

(viii) the annual meetings and any other meetings of the Partnership or for one or more Partners (in each case) (whether in person or via webcast or other video conference (and any subscription or hosting costs related thereto)), including any costs associated with venue, set-up, room and board, dining, entertainment, gifts, events or speakers and other meeting or conference-related costs attributable to the Partners, portfolio investment management or personnel and/or other Partnership constituents in connection with any such meetings;

(ix) reporting to the Partners on portfolio investment-related matters and any other reporting, notification or other filing obligations (including the preparation and filing of Form PF, filings required under the 1934 Act (including Form 13F, Form 13H, Section 16 filings, Schedule 13D filings and Schedule 13G filings), any forms, schedules, reports, filings, information or other documents prepared with respect to the U.S. Foreign Account Tax Compliance Act and any comparable non-U.S. filings, and reports to be filed with the Commodities Futures Trading Commission), reports, filings, disclosures and notices prepared in connection with the laws and/or regulations of jurisdictions in which the Partnership and its Intermediate Entities engages in activities and any related regulations, or the laws and/or regulations of jurisdictions in which the Partnership engages in activities and/or any other regulatory filings, notices or disclosures of the Manager and/or its affiliates relating to the Partnership and their activities, compensation and Expenses of the independent directors (including venue, food and beverage, travel and accommodation Expenses (and any cancellation fees associated with any of the foregoing)), and Expenses associated with any legal counsel or other third-party service providers, or advisors retained by, at the direction of or for the benefit of the board of directors, as well as software, hardware, technology and systems development and implementation and developing, acquiring and maintenance costs related to each of the foregoing to the extent attributable to activities undertaken for the benefit of the Partnership’s investment and operational activities;

(x) legal, regulatory and compliance Expenses of the Partnership and its activities (but not of the Manager), including the Partnership’s (but not the Manager’s) compliance with any applicable law, rule or regulation, any reporting, sustainability, governance or other obligations or standards (including fees and Expenses relating to the use of any paying agent, administrator, consulting or other third-party service provider utilized in connection with any of the foregoing) and the cost of complying with side letter arrangements;

(xi) third parties incurred in connection with energy, sustainability, governance and sustainability-related programs and initiatives with respect to the Partnership or its Investments;

(xii) actual, potential, contemplated and/or threatened litigation, mediation, arbitration or other dispute resolution process-related Expenses, including damages, settlements, and/or reimbursement obligations;

(xiii) indemnification and advancement payments and expenses pursuant to this Agreement;

(xiv) insurance related to protecting the Partnership, the General Partner, the Manager, and each of their employees, directors and officers and any indemnified person in connection with the affairs of the Partnership, including directors and officers liability, fidelity bond, cybersecurity, errors and omissions liability, crime coverage and general liability premiums and other insurance (including costs related to any retention or deductibles and broker costs and commissions) for the Partnership, the General Partner, the Manager, and each of their employees, directors and officers, and the costs of any consultants or other advisors utilized in the procurement, review, maintenance and analysis of insurance;

(xv) winding up and liquidating the Partnership;

(xvi) any withdrawal, transfer or proposed transfer of Units or any Unitholder’s name change, internal restructuring or change in trustee, registered agent or custodian;

(xvii) developing, licensing, subscribing for, implementing, maintaining, upgrading or otherwise associated with any web portal, extranet tools, computer software (including portfolio research, tracking, monitoring, data collection, investor onboarding and subscription processing, investor reporting and communications, risk monitoring, service provider oversight, side letter compliance, accounting, “know-your-client”, ledger systems, financial management, communications and cybersecurity) or other administrator tools (including subscription-based services) for the benefit of the Partnership or the Partners (but not the Manager), including expenses related to third parties’ research, data or obtaining investment activity related market data, tracking and reporting;

(xviii) in connection with a defaulting Unitholder (including legal, financing and litigation fees and expenses);

(xix) any foreign exchange or other currency transaction;

(xx) any audit, investigation, regulatory or governmental inquiry or public relations undertaking;

(xxi) due diligence expenses including third-party diligence software;

(xxii) brokerage and other intermediaries’ commissions, Expenses and any placement fees payable to a placement agent or financial intermediary in respect of the subscription by Unitholders subscribing through a placement agent or financial intermediary (to the extent such fees or Expenses are not borne by such Unitholders directly), and similar fees and other investment costs incurred by or on behalf of the Partnership;

(xxiii) travel (including, where appropriate as determined by the General Partner, the cost of using private aircraft or other private or chartered air travel (including the use of a private or chartered aircraft owned, partially owned or leased by the Manager, its affiliates or any of their beneficial owners or employees)) and related (such as food and lodging) and entertainment expenses;

(xxiv) transfer taxes and costs related to the registration or qualification for sale of securities;

(xxv) reverse break up or similar fees or Expenses incurred by the Partnership or any acquisition vehicle through which the Partnership directly or indirectly participates in connection with investments not consummated by the Partnership;

(xxvi) out-of-pocket expenses in connection with the investigation, acquisition, monitoring, holding, assistance, maintenance or disposition of investments, including the costs incurred by any Intermediate Entity utilized to hold or facilitate investments or other non-U.S. structures that facilitate investments in certain non-U.S. geographies, including salary and benefits of any personnel and related overhead for persons that are not full-time employees of Warburg Pincus and which persons are deemed by the General Partner in good faith to be necessary for maintaining such investments and operating any holding vehicles for such assets, in each case to the extent not paid for by a portfolio investment or prospective portfolio investment;

(xxvii) derivatives and hedging transactions;

(xxviii) information technology, including licensing and maintenance fees;

(xxix) tax audit, inquiry, investigation, settlement or review of the Partnership and any costs of or related to the “partnership representative”;

(xxx) filing, title, transfer, survey, registration and other similar activities;

(xxxi) the operation, administration and activities of the Partnership;

(xxxii) distribution services (including any service provider that is an affiliate of the Manager engaged on an arms’ length basis) and access to any distribution platform, distribution network and any other related distribution services, clearing and/or settlement of subscriptions and/or repurchases and/or conversions (including through any service providers and/or any intermediary), including in respect of any “know-your-client” and similar screening provided in connection therewith;

(xxxiii) the preparation of documentation relating to, and otherwise giving effect to, any Subscription Agreements, any transfer of Units between Unitholders, any actual or potential merger, split of Units or repurchase (to the extent not paid by the relevant transferring Unitholder(s)) on an ongoing basis;

(xxxiv) brokerage commissions, prime brokerage fees, custodial expenses, agent bank and other bank service fees, travel and related Expenses and other investment costs, fees and Expenses actually incurred in connection with actual Investments;

(xxxv) organizing, sponsoring and/or attending seminars and/or marketing events with participating Intermediaries in relation to the Partnership;

(xxxvi) listing or de-listing of any Units on any recognized stock exchange (including costs incurred in connection with maintaining such listing and/or complying with any listing or de-listing requirements);

(xxxvii) rating agencies (including those engaged by or on behalf of the Partnership, the Board of Directors, the Manager, or lenders or other finance providers in connection with the rating of credit facilities, the Partnership and/or any Investments), valuation experts, bank services and loan pricing services (including deposits or down payments);

(xxxviii) investment activities of the Partnership (including, but not limited to, the sourcing, researching, developing, evaluating, negotiating, structuring, acquiring (including settling of and seeking regulatory approval for, where applicable), consummating, holding, administering, monitoring, financing, refinancing, hedging, trading, managing, restructuring and disposing of actual and potential Investments) and other similar costs in connection therewith, including costs related to attending trade association and/or industry meetings, conferences or similar meetings (including with prospective portfolio companies or other similar companies) and any other costs associated with vehicles through which the Partnership directly or indirectly participates and including for the avoidance of doubt, (i) any Expenses that are forfeited in connection with, or amounts paid as a penalty for, unconsummated transactions; (ii) any advisers compensation; and (iii) other Expenses associated with retaining any advisers;

(xxxix) the settlement of loans, securities and other instruments (including derivative instruments), trade executions and other trade-related documentation (including Expenses incurred in connection with legal counsel, expert review of legal documents, and by any vendors, service providers and/or any counterparty);

(xl) all negative interest on any account balances of the Partnership;

(xli) developing, structuring, operating and winding up any Intermediate Entities or related entities in various jurisdictions formed for or utilized by a Partnership entity to conduct aspects of the Partnership’s investment activities (including to acquire, hold or dispose of any Investment) and other operations (including, without limitation, any Expenses incurred by the Manager related to (i) the establishment or maintenance of any such Intermediate Entities or related entities; (ii) the compensation, consulting fees and retainer fees of any personnel of, and contractors appointed by the Manager (including any contractor that is an affiliate of the Manager engaged on an arms’ length basis), which, in each case, are responsible for the establishment or maintenance of such Intermediate Entities or related entities; and (iii) other related overheads (including travel and accommodation Expenses));

(xlii) all other extraordinary Expenses relating to any Partnership entity and/or any Investments;

(xliii) any amendments, restatements or other modifications, waivers, consents or approvals pursuant to this Agreement, the Memorandum and/or the constitutional or governing documents of any Partnership entity and the preparation, distribution and implementation thereof, including where such amendment, restatement, modification, waiver, consent or approval expense is incurred in relation to compliance with applicable laws and regulations (including in relation to environmental, social and governance and climate change related matters);

(xliv) any other Expenses related to the Partnership’s operations, as well as any other out-of-pocket and/or third-party expenses that the General Partner and/or the Manager determines, in their sole discretion, to be allocable to the Partnership; and

(xlv) any other Expenses approved by the Independent Directors.

(b) Organizational and Offering Expenses will generally be allocated pro rata between the Partnership and the Parallel Funds; provided that, notwithstanding anything in this Agreement to the contrary, the General Partner is authorized to allocate any expense(s) among the Partnership and the Parallel Funds on such other basis as the General Partner determines in its sole discretion to be more fair or equitable. Fund Expenses relating to (i) Investments shall generally be allocated among the Partnership, the Parallel Funds, and Other Warburg Pincus Funds based upon their relative investment size in the Investment and (ii) unconsummated Investments shall generally be allocated among the Partnership, the Parallel Funds, and Other Warburg Pincus Fund(s) based on their relative expected investment sizes in the Investment if such Investment were consummated. Fund Expenses may be paid out of any funds of the Partnership in a manner reasonably determined by the General Partner. The expenses to be borne by the Partnership shall also include its share of any expenses incurred by an Other Warburg Pincus Fund of the types described in Section 6.3(a) in connection with investment opportunities or portions thereof to be allocated to the Partnership rather than such Other Warburg Pincus Fund and reimbursed by the Partnership to such Other Warburg Pincus Fund. If the Partnership invests alongside or in an Other Warburg Pincus Fund, any expenses that are payable in accordance with the governing terms of such Other Warburg Pincus Fund shall be deemed payable by the Partnership pursuant to Section 6.3(a) (with respect to the Partnership’s allocable portion of such expenses). The General Partner also may cause the Partnership to borrow funds to pay Fund Expenses pursuant to Section 4.1(b). Any amounts paid by the Partnership for or resulting from any instrument or other arrangement designed to hedge or reduce one or more risks associated with an actual or prospective Investment shall be considered a Fund Expense relating to such Investment.

Section 6.4 Certain Expenses. Notwithstanding anything herein to the contrary, the General Partner shall be permitted, to the extent applicable and in the General Partner’s reasonable discretion, to specially allocate to a Feeder Fund (including any Feeder Fund Investor) any Fund Expenses and any other expenses, obligations, indemnities or liabilities, contingent or otherwise, of the Partnership relating to such Feeder Fund, as the case may be, it being understood that any such expenses, obligations, indemnities or liabilities relating to a Feeder Fund shall be borne indirectly solely by the Feeder Fund Investors (pro rata based on each Feeder Fund Investor’s interest in such Feeder Fund) and that the obligations of the other Unitholders hereunder in respect of such obligations, indemnities or liabilities shall not in any way be increased as a result thereof. The General Partner may, to the extent applicable, hold all or any portion of any Subscription made by a Feeder Fund pursuant to the preceding sentence in reserve and apply such amounts any time to satisfy any such expenses, obligations, indemnities or liabilities, contingent or otherwise, relating to such Feeder Fund.

Section 6.5 Allocations to Net Asset Value and Units. Except as otherwise provided in this Agreement, at the end of each calendar month or other accounting period designated by the General Partner in its sole discretion, income, gain, loss, deduction and expenses of the Partnership shall be allocated among the Units in proportion to the Net Asset Value of each unit at the beginning of such calendar month or other accounting period. Notwithstanding the foregoing, (i) with respect to income and expense items that are to be allocated only to certain Partners or classes of Units (including Management Fees, Performance Participation Allocations, Applicable Other Fees or other items elsewhere expressly provided for in this Agreement or the Management

Agreement), the General Partner shall be permitted to make adjustments to the Net Asset Value of the relevant Units and/or the number of Units held by such relevant Unitholders in order to appropriately give effect thereto, and (ii) the General Partner shall be permitted to make such allocations and adjustments as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose.

ARTICLE VII

BOOKS AND RECORDS AND REPORTS TO PARTNERS

Section 7.1 Books and Records. The General Partner shall keep or cause to be kept complete and appropriate records and books of account. Except as otherwise expressly provided herein, the books and records of the Partnership shall be maintained in accordance with U.S. GAAP, and shall be maintained for at least six years following the termination of the Partnership. The books and records shall be maintained or caused to be maintained at the principal office of the Partnership.

Section 7.2 Federal, State, Local and Non-United States Income Tax Information. The General Partner will use reasonable efforts to cause the Partnership to provide to each of the Limited Partners United States Internal Revenue Service Schedules K-1 (Form 1065) and K-3 (Form 1065) in relation to the Partnership for each taxable year on or before March 31st of the succeeding taxable year.

Section 7.3 Reports to Partners.

(a) Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Partnership, the General Partner shall make available to each Person who was a Limited Partner during such period a quarterly report and unaudited financial statements of the Partnership (which may be prepared on a combined basis with respect to the Partnership and/or any Feeder Funds and Parallel Funds). The filing of a Form 10-Q with the Securities and Exchange Commission that is made available on the Partnership’s website will be deemed to satisfy this obligation.

(b) Within one hundred twenty (120) days after the end of each Fiscal Year of the Partnership, the General Partner shall make available to each Person who was a Limited Partner during such Fiscal Year an annual report and audited financial statements for the Partnership (which may be prepared on a combined basis with respect to the Partnership and any Feeder Funds and Parallel Funds) prepared in accordance with U.S. generally accepted accounting principles. The filing of a Form 10-K with the Securities and Exchange Commission that is made available on the Partnership’s website will be deemed to satisfy this obligation.

The financial reports and schedules described in this Section 7.3 are dependent upon information to be provided to the General Partner by portfolio companies and other third parties that are not affiliates of Warburg Pincus. Therefore, notwithstanding the time periods set forth herein, the General Partner may furnish such reports and schedules to the Limited Partners after the expiration of such time periods, but as soon as reasonably practical, following receipt of all financial and other information from such portfolio companies and third parties as is necessary to prepare such documents.

Section 7.4 Partnership Informational Meetings. The General Partner may hold, from time to time, general informational meetings with the Limited Partners, which may be telephonic or by webcast or other video conference.

ARTICLE VIII

TRANSFERS, WITHDRAWALS AND DEFAULT

Section 8.1 Transfer of the General Partner.

(a) Voluntary Transfer. Without the consent of the Independent Directors, the General Partner shall not have the right to assign, pledge or otherwise transfer its General Partner Interest other than to its Affiliates; provided that without the consent of the Unitholders or the Independent Directors the General Partner may, at the General Partner’s expense, (i) be reconstituted as or converted into a corporation, limited liability company or other form of entity (any such reconstituted or converted entity being deemed to be the General Partner for all purposes hereof) by merger, consolidation, conversion or otherwise, or (ii) transfer the General Partner Interest (in whole or part) or any similar interest of a successor entity to the Partnership to one of its Affiliates. In the event of an assignment or other transfer of all of the General Partner Interest, its assignee or transferee shall be substituted in its place as general partner of the Partnership upon such assignee’s or transferee’s execution of an instrument by which it agrees to be bound by the terms of this Agreement, which may be a counterpart signature page to this Agreement, and any such assignee or transferee is hereby authorized to, and shall, continue the business of the Partnership without dissolution. Immediately following such admission, the General Partner shall cease to be the general partner of the Partnership. The provisions of this Section 8.1 shall not prevent the General Partner from assigning by way of security or otherwise pledging or granting security over its rights under this Agreement pursuant to the terms of Section 4.1(b) or otherwise as permitted by this Agreement. The General Partner’s designation of a Person other than the General Partner as the Recipient, or any change to such designation, will not be considered a transfer. The General Partner shall not engage in any “assignment” (within the meaning of the Advisers Act) of its interest in the Partnership without the requisite consent required under the Advisers Act; provided that the rights of the Unitholders with respect to any breach of this sentence only shall be limited to those set forth in the Advisers Act; provided further that for the avoidance of doubt the foregoing shall not limit any rights of the Unitholders under any other provision of this Agreement.

Section 8.2 Assignments/Substitutions by Unitholders.

(a) A Unitholder may not directly or indirectly sell, exchange, assign, mortgage, hypothecate, pledge, convey, charge, encumber, divide or otherwise transfer its Units (or any interest therein) in whole or in part to any Person unless:

(i) such assignment or transfer would not violate the Securities Act or any state securities or “Blue Sky” laws applicable to the Partnership or the Units to be assigned or transferred;

(ii) such assignment or transfer would not cause the Partnership to lose its status as a partnership for U.S. federal income tax purposes or cause the Partnership to become required to register under the 1940 Act;

(iii) such assignment or transfer will not subject the Partnership, the General Partner, the Manager and any of their respective partners, officers, directors or members to additional regulatory requirements, including under the Advisers Act, the rules and regulations of the United States Securities and Exchange Commission or the laws and regulations of any U.S. federal, state or municipal authority or any non-United States governmental authority having jurisdiction over the Partnership, the General Partner, or the Manager;

(iv) such assignment or transfer would not result in any portion of the assets of the Partnership being characterized as assets of a Plan for purposes of ERISA, Section 4975 of the Code or any applicable Similar Law;

(v) such assignment or transfer would not otherwise cause the Partnership, the General Partner, or the Manager to violate any applicable law, regulation, court order or judicial decree;

(vi) such assignment or transfer would not cause the Partnership to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder, and to achieve this purpose, the Partnership will not permit transfers (x) more frequently than quarterly, (y) without receiving 60 days’ (or such reasonably shorter period as is agreed to by the General Partner) written notice from or on behalf of an assigning or transferring Unitholder and (z) in excess of 2% of the aggregate number of Units in any Fiscal Year (which limitation may be increased or decreased by the General Partner upon the advice of counsel); and

(vii) such transferee meets the minimum investor eligibility requirements established by the General Partner from time to time.

To transfer its Units, a Unitholder shall submit an executed form to the Partnership, which form shall be provided by the Partnership upon request. Such transfer will be recorded on the books and records of the Partnership. It is the policy of the General Partner to recognize transfers as of the beginning or end of a calendar month.

(b) No assignment, transfer or substitution shall be recognized if the General Partner believes that such assignment, transfer or substitution would create a risk that the Partnership could be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder. Notwithstanding any other provision in this Section 8.2, prior to recognizing any transfer that has been made in accordance with this Section 8.2, the General Partner may require the transferring Unitholder to execute and acknowledge an instrument of assignment in form and substance reasonably satisfactory to the General Partner, and may require the transferee to agree in writing to adhere to and be bound by all terms and provisions hereof and execute such other instruments or documents as the General Partner may deem necessary or desirable in connection with such transfer, and to give such representations and provide such documents and information as the General Partner shall determine is necessary or desirable to ascertain the identity of the transferee or to account for the transfer or for tax compliance. The admission of any Person that has become a Unitholder in compliance with the foregoing as a Limited Partner shall occur upon such Person’s execution of such documentation, the acceptance thereof by the General Partner and the listing of such Person by the General Partner on the Partnership’s books and records as a limited partner of the Partnership, and shall not be a cause for dissolution of the Partnership.

(c) The General Partner and/or its Affiliates may acquire Units of a transferring Unitholder as a transferee and, to such extent, shall be treated as Unitholders and Limited Partners hereunder in respect of such Units.

(d) Any attempted assignment or substitution not made in accordance with this Section 8.2 shall be cancelled and of no force or effect. No transfer shall be valid or effective without the written consent of the General Partner, which consent may be withheld if such transfer would not satisfy the conditions of this Section 8.2.

(e) The Partnership and the General Partner shall be entitled to treat the record owner (on the books of the Partnership) of any Units in the Partnership as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written instrument of assignment of such Units has been received and accepted by the General Partner and recorded on the books of the Partnership.

Section 8.3 Further Actions. The General Partner may cause this Agreement to be amended to reflect as appropriate the occurrence of any of the transactions referred to in this Article VIII.

Section 8.4 Withdrawals Generally. Except as expressly provided in this Agreement or otherwise agreed to by the General Partner in writing, no Partner shall have the right to withdraw from the Partnership or to withdraw any part of its Capital Account.

Section 8.5 Required Withdrawals.

(a) A Unitholder may be required to withdraw from the Partnership in whole or in part if in the reasonable judgment of the General Partner: (i) (A) all or any portion of the assets of the Partnership may be characterized as assets of a Plan for purposes of ERISA, Section 4975 of the Code or any applicable Similar Law, whether or not such Unitholder is subject to ERISA, the Code or any Similar Law without such withdrawal or (B) the General Partner (or other Persons responsible for the operation of the Partnership and/or investment of the Partnership’s assets) may be considered a fiduciary with respect to any Unitholder, for purposes of ERISA, Section 4975 of the Code or any applicable Similar Law; (ii) the Partnership or any Unitholder is reasonably likely to be subject to any requirement to register under the 1940 Act or any other securities laws of any jurisdiction; (iii) a significant delay, extraordinary expense, or material adverse effect on the Partnership or any of its Affiliates, any Unitholders, any portfolio company, Investment or any prospective investment, or jeopardizing a prospective investment, is likely to result (including if any of the representations and warranties made by a Unitholder or other Person in connection with the acquisition of Units was not true, complete and accurate when made or has ceased to be true, complete and accurate); provided that any such Unitholder shall remain liable to the Partnership to the extent of any breach of a representation or covenant made by such Unitholder to the Partnership or the General Partner arising out of or relating to such withdrawal; (iv) in the General Partner’s sole and absolute discretion, a violation of or non-compliance with any applicable law (which may include any anti-money laundering or anti-terrorist financing laws, rules, regulations, directives or special measures) applicable to the Partnership (including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the U.S. International Money Laundering Abatement and the Anti-Terrorist Financing Act of 2001, U.S. Foreign Account Tax Compliance Act, Bank Secrecy Act, and their respective implementing regulations) or any material adverse effect on the Partnership or any Unitholder is likely to result from such Unitholder’s continued interest in the Partnership; (v) the Units have been transferred in violation of this Agreement; (vi) any holder does not meet any investor eligibility requirements established by the Partnership from time to time; (vii) ownership of Units by a Unitholder or other Person is likely to cause the Partnership to be in violation of, or require registration of the Units under, or subject the Partnership to additional registration or regulation under, the securities, commodities, or other laws of the U.S. or any non U.S. jurisdiction, including the Investment Company Act; (viii) continued ownership of the Units by a Unitholder may be harmful or injurious to the business or reputation of the Partnership, the General Partner, Warburg Pincus, or any of their Affiliates or an Investment or prospective investment of the Partnership, or may subject the Partnership or any Unitholder to an undue risk of adverse tax or other fiscal or regulatory consequences; (ix) with respect to a Unitholder subject to special laws or regulations, such Unitholder is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any Units; or (x) it would be in the interest of the Partnership for the Partnership to repurchase the Units.

(b) Withdrawals pursuant to this Section 8.5 will be effected by the Partnership’s purchase of such Unitholder’s Units (or a portion thereof, as applicable) at the price such Unitholder would have received for the repurchase of such Units under the Unit Repurchase Program on the date of withdrawal. No consent of, or execution of any document by, such Unitholder shall be needed to effect the purchase of the Units pursuant to this Section 8.5.

(c) Unless the General Partner determines otherwise in its sole discretion and indicated in the notice of withdrawal pursuant to this Section 8.5, the effective date of any withdrawal pursuant to this Section 8.5 shall be the last day of the month in which notice of such withdrawal was given.

(d) The General Partner may require any Unitholder to provide it with any information that it may consider necessary for the purpose of determining whether or not such owner of Units is or will be under a condition where the Unitholder may be required to withdraw from the Partnership. Further, a Unitholder shall have the obligation to immediately inform the Partnership to the extent the ultimate beneficial owner of the Units held by such Unitholder becomes or will become under a condition where the Unitholder may be required to withdraw from the Partnership.

Section 8.6 Repurchase of Units. Notwithstanding Section 8.4, at the discretion of the General Partner, the General Partner will cause the Partnership to establish, from time to time, a program or programs by which the Partnership voluntarily offers to repurchase Units from Unitholders from time to time, including pursuant to tender offers in accordance with the requirements of Rule 13e-4 under the 1934 Act, as applicable, including through the Unit Repurchase Program; provided the General Partner may suspend or modify the Unit Repurchase Program if in its reasonable judgment it deems such action to be in or not opposed to the Partnership’s best interest, including as necessary or appropriate to ensure that such repurchases do not impair the capital or operations of the Partnership or create a risk that the Partnership could become taxable as a corporation for U.S. federal income tax purposes.

ARTICLE IX

DURATION AND TERMINATION OF THE PARTNERSHIP

Section 9.1 Duration. The Partnership shall dissolve, and the winding up of its affairs shall commence, upon the first to occur of the following: (a) a determination made by the General Partner at any time in its sole discretion that the dissolution and winding up of the Partnership is in the best interests of the Partnership, (b) any event that results in the General Partner ceasing to be a general partner of the Partnership under the Act; provided that the Partnership shall not be dissolved and required to be wound up in connection with any such event if (A) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and does carry on the business of the Partnership, or (B) within 90 days after the occurrence of such event, Limited Partners holding Units representing 75% of the Net Asset Value agree in writing or vote to continue the business of the Partnership and to the appointment, effective as of the date of such event, if required, of one or more additional general partners of the Partnership, (c) the vote of Limited Partners holding Units representing 75% of the Net Asset Value to dissolve the Partnership following the occurrence of a Triggering Event with respect to the General Partner or the Manager, (d) at any time there are no limited partners of the Partnership, unless the business of the Partnership is continued in accordance with the Act, or (e) the entry of a decree of judicial dissolution of the Partnership pursuant to Section 17-802 of the Act.

Section 9.2 Termination. Upon dissolution of the Partnership, the affairs of the Partnership shall be wound up in accordance with the Act and this Agreement. The General Partner shall cause the assets of the Partnership to be applied and distributed in the following manner and order:

(a) to creditors of the Partnership, other than Partners who are creditors, in satisfaction of the liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof), including to establish reserves, in amounts established by the General Partner or liquidator, to meet other liabilities of the Partnership (including the Management Fee, Applicable Other Fees and the Performance Participation Allocation); and

(b) second, to pay, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Partnership that are Partners, either by the payment thereof or the making of reasonable provision therefor.

The remaining proceeds, if any, plus any remaining assets of the Partnership, shall be applied and distributed pro rata based on the aggregate Net Asset Value of Units held by each Unitholder. For purposes of the application of this Section 9.2 and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Partnership shall be treated as realized and recognized immediately before the date of distribution.

ARTICLE X

CAPITAL ACCOUNTS AND ALLOCATIONS OF PROFITS AND LOSSES

Section 10.1 Capital Accounts. A separate capital account (the “Capital Account”) shall be established and maintained for each Partner in accordance with the principles and requirements set forth in Section 704(b) of the Code and the Treasury Regulations. The Capital Account of each Partner shall be credited with such Partner’s Subscription to the Partnership, as well as any concurrent or subsequent contributions to capital, all income or gain allocated to such Partner pursuant to Section 10.2 or otherwise pursuant to this Agreement; and shall be debited with all loss, expense or deduction allocated to such Partner pursuant to Section 10.2 or otherwise pursuant to this Agreement, and all cash and the book value (determined in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)) of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner. To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised. Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any Units in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Units. In furtherance of the foregoing and in accordance with Treasury Regulations Section 1.1061-3(c)(3)(ii)(B), the Partnership shall (i) calculate separate allocations attributable to (A) the Performance Participation Allocation and any other distribution entitlements that are not commensurate with capital contributed to the Partnership, and (B) any distribution entitlements of the Partners that are commensurate with capital contributed to the Partnership (in each case, within the meaning of Treasury Regulations Section 1.1061-3(c)(3)(ii)(B) and as reasonably determined by the General Partner), and (ii) consistently reflect each such allocation in its books and records.

Section 10.2 Allocations of Profits and Losses. Except as otherwise provided in this Agreement, items of Partnership income, gain, loss, expense or deduction for any fiscal period shall be allocated among the Partners in such manner that, as of the end of such fiscal period and to the greatest extent possible, the Capital Account of each Partner shall be equal to (i) the respective net amount, positive or negative, that would be distributed to such Partner from the Partnership or for which such Partner would be liable to the Partnership under this Agreement, determined as if, on the last day of such fiscal period, the Partnership were to (x) liquidate the Partnership’s assets for an amount equal to their book value (determined according to the rules of Treasury Regulations Section 704-1(b)(2)(iv)) and (y) distribute the proceeds in liquidation in accordance with Section 9.2, minus (ii) such Partner’s share of partnership minimum gain (within the meaning of Treasury Regulations Section 1.704-2(d)) and minimum gain attributable to partner nonrecourse debt (within the meaning of Treasury Regulations Section 1.704-2(b)(4)) determined in accordance with Treasury Regulations Section 1.704-2(i), computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose.

Section 10.3 Tax Allocations.

(a) For income tax purposes only, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of income, gain, loss, expense or deduction and specially allocated items are allocated for Capital Account purposes; provided that in the case of any Partnership asset the book value (determined in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)) of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner) so as to take account of the difference between book value (determined in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)) and adjusted basis of such asset. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose. The General Partner shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. To the extent there is an adjustment by a taxing authority to any item of income, gain, loss, deduction or credit of the Partnership (or an adjustment to any Partner’s distributive share thereof), the General Partner may reallocate the adjusted items among each Partner or former Partner (as determined by the General Partner) in accordance with the final resolution of such audit adjustment.

(b) Notwithstanding any other provision of this Agreement, if a Partner unexpectedly receives an adjustment, allocation or distribution described in the Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that gives rise to a negative capital account (or that would give rise to a negative capital account when added to expected adjustments, allocations or distributions of the same type) that exceeds the amount such Partner is required to restore, such Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible; provided that the Partnership’s subsequent income, gains, losses and deductions shall be allocated among the Partners so as to achieve as nearly as possible the results that would have been achieved if this Section 10.3(b) had not been in this Agreement, except that no such allocation shall be made that would violate the provisions or purposes of Treasury Regulations Section 1.704-1(b).

Section 10.4 Other Allocation Provisions. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. Section 10.2 to 10.5 may be amended at any time by the General Partner if necessary, to maintain substantial economic effect in accordance with such regulations or to ensure that allocations are in accordance with the Partners’ interests in the Partnership, in each case as reasonably determined by the General Partner.

Section 10.5 Reimbursable Advances. To the extent the Partnership (or any fiscally transparent entity in which the Partnership holds an interest) is required by law to withhold or to make tax payments or otherwise incurs a material payment obligation on behalf of or as a result of a Partner’s participation in the Partnership or with respect to any Partner or as a result of such Partner’s participation in the Partnership (“Reimbursable Advances”), the General Partner may cause the Partnership to withhold or escrow such amounts and make payments for such tax or obligation. All Reimbursable Advances made on behalf of a Partner shall be promptly reimbursed to the Partnership by the Partner on whose behalf such Reimbursable Advances were made or, in the sole discretion of the General Partner, be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation of the Partnership or proceeds of Unit repurchases otherwise payable to such Partner. Except to the extent actually reimbursed by a Partner, any such Reimbursable Advances shall be treated for purposes of this Agreement as an amount actually allocated pursuant to Article X (to the extent the applicable amount was not previously so allocated) and distributed pursuant to Article III, in each case to the applicable Partner at the time such Reimbursable Advance is paid or withheld. An amount shall be considered paid or withheld if, and at the time, remitted or expended without regard to whether the remittance or expenditure occurs at the same time as the distribution or allocation to which it relates; provided that an amount actually withheld from a specific distribution or designated by the General Partner as withheld with respect to a specific allocation shall be treated as if it were distributed at the time such distribution or allocation occurs. The General Partner shall make all determinations with regard to the allocation of Reimbursable Advances among the Partners.

To the maximum extent permitted by applicable law, unless otherwise agreed to by the General Partner in writing, each Partner does hereby agree to indemnify and hold harmless the Partnership and the General Partner from and against any liability with respect to Reimbursable Advances made or required on behalf of or with respect to such Partner. For the avoidance of doubt, any taxes, penalties, and interest payable under the Partnership Tax Audit Rules by the Partnership or any fiscally transparent entity in which the Partnership owns an interest shall be treated as specifically attributable to the Partners of the Partnership, and the General Partner shall use commercially reasonable efforts to allocate the burden of (or any diminution in distributable proceeds resulting from) any such taxes, penalties or interest to those Partners to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as determined by the General Partner in its sole discretion exercised in good faith.

Section 10.6 Tax Considerations. The General Partner, prior to making an investment in any portfolio company with a domicile or principal place of business outside of the United States, will use reasonable efforts to obtain the advice of counsel or other advisor to the effect that such investment will not cause any Partner, solely as a result of the Partner being a partner in the Partnership, to be required either to file income tax returns in such foreign jurisdiction or to pay tax in such foreign jurisdiction with respect to the Partner’s income other than income attributable to the investment; provided that the General Partner shall not be required during the term of the Partnership to obtain such advice more than once with respect to any foreign jurisdiction, unless the General Partner has reason to believe reliance on prior written advice would be unwarranted or unreasonable under the circumstances.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Waiver of Partition and Accounting. Except as may be otherwise required by law in connection with the dissolution and winding up of the Partnership, each Unitholder hereby irrevocably waives any and all rights that it may have to maintain an action for an accounting or for partition of any of the Partnership’s property.

Section 11.2 Construction. Unless the context otherwise requires as determined by the General Partner: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) words in the singular include the plural, and words in the plural include the singular; (iv) provisions apply to successive events and transactions; (v) the words “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (vi) all references herein to Articles, Sections, Schedules, paragraphs, subparagraphs and clauses shall be deemed to be references to Articles, Sections, paragraphs, subparagraphs and clauses of, and Schedules to, this Agreement; (vii) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (viii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ix) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (x) references to “$” or “dollars” means United States dollars; (xi) unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement, instrument or statute that is referred to herein means such agreement, instrument or statute as from time to time amended, restated, waived or otherwise modified or supplemented, including (A) in the case of agreements or instruments, by waiver or consent, and (B) in the case of statutes, by succession of comparable successor statutes, and references to all attachments thereto and instruments incorporated therein; (xii) all references to any Partner means and includes such Partner and any Person duly admitted as a partner in the Partnership in substitution therefor in accordance with this Agreement; (xiii) all references herein to “securities” shall not be limited in meaning to “securities” as such term is defined in the Securities Act, but instead shall be deemed to include any Partnership investment, including voting or non-voting common, preferred or other equity shares, reorganization certificates and subscriptions, warrants, rights, subscription rights, put or call options, trust receipts, certificates, units or interests, partnership interests or units, limited liability company member or manager interests or units, convertible debt securities and other equity and equity-related securities, loans and any debt securities or other evidences of indebtedness or debt obligations, whether or not liquidated, disputed or contingent (or participations therein), including receivables, high-yield bonds and trade claims, choses in action, real estate assets and other property or interests commonly regarded as securities and interests in personal property of all kinds, tangible or intangible; (xv) approval or consent means the approval, consent or other authorization; (xvi) all references to a “tax” shall include any interest or penalties thereon; and (xvii) the phrase “applicable law” means applicable law, statute, rule, regulation, judicial or governmental order, judgment or decree, or other legal or judicial process. The choice by the Partnership to use the term “Units” in this Agreement to describe the interests in the Partnership held by the Unitholders is not intended to imply (and does not imply) that the parties seek to incorporate any law or interpretation applicable to the shares or other ownership interests of a corporation formed under the laws of the state of Delaware to the Partnership or this Agreement, except to the extent such law or interpretation would apply absent the use of the term or concept of “Units.” The captions and titles preceding the text of each Section hereof shall be disregarded in the construction of this Agreement.

Section 11.3 Amendments; Certain Consents.

(a) Except as prohibited by law, this Agreement may be amended, modified or supplemented, and any provision herein may be waived, by the written consent of the General Partner without the consent of any Unitholder, Director or other Person (including an amendment pursuant to a merger, consolidation, conversion or other restructuring transaction engaged in by the Partnership); provided that any amendment, modification or supplement that is viewed by the General Partner in its discretion, as a whole together with all such amendments, modifications or supplements, as having a material adverse effect on the Limited Partners in the aggregate will require the approval of the Independent Directors and will not take effect until the Limited Partners have received notice of such amendment (which may be through a 1934 Act report) and, following receipt of such notice, at least one repurchase offer of Units has taken place.

(b) Notwithstanding the foregoing, this Agreement may be amended by the General Partner without the consent of any Unitholder, Director or other Person (1) to enable the Partnership to comply with the requirements of the “Safe Harbor” Election within the meaning of the Proposed Revenue Procedure of Notice 2005-43, 2005-1 C.B. 1221, Proposed Treasury Regulation Section 1.83-3(l)(1) or Proposed Treasury Regulation Section 1.704-1(b)(4)(xii) at such time as such proposed Procedure and Regulations are effective and to make any such other related amendments as may be required by pronouncements or Treasury Regulations issued by the Internal Revenue Service or Treasury Department after the date of this Agreement, to address any Change in Applicable Law that affects the tax treatment of the Management Fee or any interest in the Partnership held by the General Partner or its investment professionals or any person providing management services to the Partnership; provided that an amendment to Section 3.2, Section 3.3, or Section 10.2 hereof that would alter the amount or timing of distributions or the allocation of income, gain, loss or deduction in a manner adverse to a Unitholder or an amendment to the Management Agreement that would increase the Management Fee payable thereunder shall require the consent of each affected Unitholder and the General Partner.

(c) Alternatively, in the case of any consent sought by the General Partner under this Agreement (including with respect to any proposed amendment of this Agreement that requires the consent of the Limited Partners hereunder or any anticipated “assignment” (within the meaning of the Advisers Act) by the General Partner of its Units or by the Manager of the Management Agreement), the General Partner may also determine that the consent of any percentage in Units (by Net Asset Value) of the Limited Partners may also be given and/or obtained as follows:

(i) At least 45 days prior to the proposed effective date of such consent described in this clause (c), the General Partner shall give written notice to each Limited Partner of such matter and shall request such Limited Partner to indicate in writing whether or not it consents thereto. If any Limited Partner has not indicated in writing within 30 days (or such longer period as the General Partner may specify in its sole discretion) after such notice whether or not it consents to such matter, the General Partner shall promptly provide a second notice to such Limited Partner of such matter and shall again request such Limited Partner to indicate in writing whether or not it consents thereto and shall prominently state in such second notice that if the Limited Partner does not indicate in writing within 14 days (or such longer period as the General Partner may specify in its sole discretion) after such second notice (the end of such 14th day or longer period after such notice, the “Notice Date”) whether or not it consents to such matter, such Limited Partner shall be deemed to have consented to such matter. At any time on or prior to the Notice Date, a Limited Partner may indicate that it does or does not consent to such matter, but after the Notice Date any indication by a Limited Partner that it does not consent to such matter shall not be effective for purposes of the foregoing.

(ii) The consent of a particular percentage of Net Asset Value represented by Units of the Limited Partners with respect to such matter shall have been received if at any time prior to the Notice Date, Limited Partners holding Units representing such Net Asset Value have affirmatively consented to such matter or if as of the Notice Date Limited Partners holding Units representing such Net Asset Value have either affirmatively consented to such matter or are deemed to have consented to such matter as provided above.

(d) The General Partner shall have the right to amend this Agreement without the approval of any Unitholder, Director or other Person to the extent the General Partner reasonably determines, based upon written advice of outside tax counsel to the Partnership, that the amendment is necessary to provide assurance that the Partnership will not be treated as a “publicly traded partnership” under Section 7704 of the Code and the regulations promulgated thereunder.

(e) Upon obtaining such approvals required by this Agreement and without any further action or execution by any other Person, including any Unitholder, (i) any amendment, restatement, modification or waiver of this Agreement shall be implemented and reflected in a writing executed solely by the General Partner which shall be provided to the Unitholders pursuant to Section 11.6 herein and (ii) the Unitholders, and any other party to this Agreement, shall be deemed a party to and bound by such amendment, restatement, modification or waiver of this Agreement.

Section 11.4 Entire Agreement. Unless otherwise agreed by the General Partner in writing, this Agreement and the other agreements referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior agreement or understanding among or between them with respect to such subject matter; except that, notwithstanding Section 11.3 or any other provision of this Agreement or any Subscription Agreement, the Partnership or the General Partner may enter into, perform, amend, modify, waive or terminate side letters and similar written agreements to or with any Unitholders that have the effect of adding to or modifying the respective rights and obligations with respect to the subject matter hereof or the terms of this Agreement or any Subscription Agreement as among the parties thereto without the consent of any other Unitholder, and no Unitholder not a party to any particular side letter or similar agreement is intended to be a third-party beneficiary thereof. Any rights or obligations (including rights or obligations under this Agreement or any Subscription Agreement) established or modified in such a side letter or similar agreement shall govern solely with respect to such Unitholders (but not any such Unitholder’s assignees or transferees unless so specified in such side letter, transfer agreement or similar agreement) notwithstanding any other provision of this Agreement or any Subscription Agreement, and, for the avoidance of doubt, matters arising under any side letter or similar agreement are considered matters contemplated in this Agreement and the provisions of Section 4.2 and Section 4.3 shall apply equally to any such side letter or similar agreement. The representations and warranties of the Unitholders in, and the other provisions of, the Subscription Agreements shall survive the execution and/or delivery of this Agreement.

Section 11.5 Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to the Act or existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

Section 11.6 Notices.

(a) Any notice to any Unitholder shall be at the address or electronic mail address of such Unitholder set forth in such Unitholder’s Subscription Agreement or such other mailing address or electronic mail address of which such Unitholder shall advise the General Partner or transfer agent in writing. Any notice to the Partnership or the General Partner shall be sent to the sources listed in the Memorandum or as directed on the Partnership’s website or other investor resources. The General Partner may at any time change the location to which notices to the Partnership or the General Partner shall be directed. Notice of any such change shall be given to the Partners on or before the date of any such change.

(b) Any notices, reports or communications that may or are required to be given hereunder (and/or by or pursuant to applicable law) shall be deemed to have been duly given if (i) personally delivered, when received, (ii) sent by United States Post Office’s Express Mail or by another recognized overnight courier service on the second following Business Day (or third following Business Day if mailed outside the United States), (iii) delivered by e-mail, when received; (iv) posted on a password protected website or web-based investor reporting site maintained by the Partnership or its Affiliates and for which any Unitholder has received confirmation of such posting and access instructions by electronic mail, when such confirmation is sent; or (v) publicly disclosed by press release or in a filing with the SEC.

Section 11.7 Governing Law. This Agreement, the rights of the parties hereunder and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as inducement to enter into this Agreement), shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 11.8 Jurisdiction; Venue; Trial by Jury.

(a) To the fullest extent permitted by applicable law and unless otherwise agreed by the General Partner in writing, the General Partner and each Unitholder hereby agree that any claim, action or proceeding by any Unitholder seeking any relief whatsoever against any Indemnified Party based on, arising out of or in connection with, this Agreement, any subscription document or offering materials or the Partnership’s business or affairs shall be brought only in the Chancery Court of the State of Delaware (or other appropriate state court in the State of Delaware), the state courts of the State of New York located in and for the County of New York, or the federal courts located in the State of Delaware or in and for the County of New York, and not in any other state or federal court in the United States of America or any court in any other country and the parties irrevocably submit to the jurisdiction of such courts in respect of any such action or proceeding. The parties irrevocably waive, to the fullest extent not prohibited by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in such courts and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

(b) EACH UNITHOLDER WAIVES, AND COVENANTS THAT SUCH UNITHOLDER SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY UNITHOLDER OR THE PARTNERSHIP OR ANY OF ITS AFFILIATES IN CONNECTION WITH ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT CONTAINED IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. THE PARTNERSHIP OR ANY UNITHOLDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS Section 11.8(b) WITH ANY COURT IN ANY JURISDICTION AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTNERS TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

Section 11.9 Successors and Assigns. Except with respect to the rights of an Indemnified Party hereunder, none of the provisions of this Agreement shall be for the benefit of or enforceable by the creditors of the Partnership. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, heirs, successors and permitted assigns.

Section 11.10 No Waiver. No failure on the part of the General Partner to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law.

Section 11.11 Counterparts and Execution. This Agreement, the agreements referred to herein, and each other agreement or instrument (including any joinder) entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments, restatements, supplements, waivers or modifications hereto or thereto, may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement, and to the extent such agreement or instrument is signed and delivered by means of electronic transmission (including PDF), it shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. The parties hereto agree that this Agreement and any additional information incidental hereto may be maintained as electronic records or in any other medium as determined by the General Partner in its sole discretion. At the request of any party hereto or to any such agreement or instrument, each party hereto or thereto will re-execute original forms thereof and deliver them to the requesting party. For the avoidance of doubt, a party’s execution and delivery of this Agreement by electronic signature and electronic submission (an “Electronic Signature”), including via DocuSign, Adobe Acrobat Sign, OneSpan or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such party and shall bind such party to the terms of this Agreement. Any party executing and delivering this Agreement by Electronic Signature further agrees to take any and all additional actions that are determined by the General Partner to be necessary or advisable to evidence such party’s intent to be bound by the terms of this Agreement. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or other electronic transmission (including PDF) to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission (including PDF) as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 11.12 Compliance with Laws. Whenever in this Agreement a Person is permitted or required to make a decision (i) in its “sole discretion,” “sole and absolute discretion” or “discretion” or under a grant of similar authority or latitude, the Person shall be entitled to consider any interests and factors as it desires, including its own interests, or (ii) in its “good faith” or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. The term “good faith” as used in this Agreement shall mean subjectively acting with faithfulness to the scope, purpose and terms of this Agreement. In no way does this Section 11.12 eliminate or modify the General Partner’s implied contractual covenant of good faith and fair dealing.

Section 11.13 Partnership Tax Treatment. The Partners intend for the Partnership to be treated as a partnership for U.S. federal income tax purposes and no election to the contrary shall be made unless the General Partner in its sole discretion determines that other treatment or election is in the best interests of the Partnership.

Section 11.14 Confidentiality.

(a) Except as otherwise required by applicable law, including any public disclosure law relating to governmental entities, each Unitholder will maintain the confidentiality of information which is Non-Public Information received by such Unitholder pursuant to this Agreement in accordance with such procedures as it applies generally to information of this kind, and shall use such Non-Public Information solely in connection with monitoring such Unitholder’s investment in the Partnership or otherwise with respect to their Units and agrees in that regard not to trade in securities on the basis of any such information. All communications between the General Partner or the Manager, on the one hand, and any Unitholder, on the other, shall be presumed to include confidential, proprietary, trade secret and other sensitive information; provided that the foregoing shall not limit the ability of any Unitholder to furnish any such information to (i) its Affiliates or advisors or (ii) examiners, auditors, inspectors, attorneys, or persons with similar responsibilities or duties of a nationally recognized industry self-regulatory association, federal or state regulatory body or federal, state or local taxation authority; provided further that such Unitholder shall be liable to the Partnership and the General Partner for any such Affiliate’s or advisor’s failure to comply with the foregoing (unless such Unitholder receives a written undertaking from such Affiliate or advisor to maintain the confidentiality of such information); provided further that nothing in this Agreement shall be construed as restricting a Unitholder’s reporting of possible violations of federal or state law or regulation to any governmental agency or entity or self-regulatory organization, including the U.S. Department of Justice, the Securities and Exchange Commission, the U.S. Congress, and any federal or state agency Inspector General, cooperating with any such governmental agency or entity or self-regulatory organization in connection with any such possible violation or making of other disclosures or taking other actions (including receiving any whistleblower award provided for under such laws or regulations) that are protected under the whistleblower provisions of federal or state law or regulation, in each case without any notice to or authorization from the General Partner to the extent required by the applicable federal or state law or regulation. Any information provided to a person at a Unitholder’s direction shall be treated instead as having been provided to such person by such Unitholder, and such disclosure shall be subject to the requirements of this Section 11.14. Notwithstanding any provision of this Agreement or the Act to the contrary and to the fullest extent permitted by law, including Section 17-305(f) of the Act, (i) no Unitholder that is not admitted as a Limited Partner shall have any rights to obtain information relating to the Partnership or its investments except for any such information that is required in order for such Unitholder to prepare its tax returns, and (ii) the Limited Partners shall only have such rights to obtain information relating to the Partnership or its investments, or access to the books and records of the Partnership, as is expressly provided in this Agreement, and no Limited Partner shall have the right to review any information related to any other Limited Partner, including, without limitation, information which identifies such Limited Partner or the amount of its Subscription.

(b) Notwithstanding anything contained in this Agreement or otherwise, the “tax treatment” and “tax structure” (as those terms are defined in Treasury Regulation Section 1.6011-4) of any transactions carried out by the Partnership shall not be included in the definition of Non-Public Information, and nothing herein shall prohibit any Unitholder from disclosing to any and all persons, without limitation of any kind, such tax treatment or tax structure; provided that the foregoing does not extend to disclosure of any other Non-Public Information, including the identity of the Partnership, the General Partner and their Affiliates or any other party, including any portfolio company (or any representative of any of them) or any financial, business, legal or personal information of or regarding any of the foregoing (or any of their representatives), to the extent not related to the tax treatment or tax structure of such transactions.

(c) In order to preserve the confidentiality of certain information disseminated by the General Partner or the Partnership under this Agreement that a Unitholder is entitled to receive pursuant to the provisions of this Agreement, including, but not limited to, quarterly, annual and other reports (other than the IRS Forms 1065, Schedule K-1s), and information provided at the Partnership’s informational meetings, the General Partner may (i) provide to such Unitholder access to such information only on the Partnership’s website in password protected, non-downloadable, non-printable format, (ii) to the maximum extent not prohibited by law, require such Unitholder to return any copies of information provided to it by the General Partner or the Partnership and/or (iii) redact or otherwise omit any portfolio company specific information included in any such reports or materials if the General Partner determines that providing such information would be contrary to the best interests of the Partnership or any portfolio company or prospective portfolio company.

(d) Any obligation of a Unitholder pursuant to this Section 11.14 may be waived by the General Partner in its sole discretion.

(e) Each Unitholder understands and agrees that each of the General Partner, the Manager and the Partnership may present a Unitholder’s Subscription Agreement (including the exhibits hereto) and the information provided in answers to it, the representations, warranties and covenants made therein and any other information regarding such Unitholder and its beneficial owners (including its ultimate beneficial owner(s)) furnished to the General Partner, the Manager or the Partnership to such parties as they deem advisable, including if called upon to establish the availability under any applicable law of an exemption from registration of the Units or of the Partnership, to comply or to demonstrate compliance with any laws, rules or regulations to which the Partnership, the General Partner, the Manager or any investment by the Partnership or any service provider to any of the foregoing is or becomes subject, or if the contents thereof are relevant to any issue in any investigation, action, suit or proceeding to which the General Partner, the Manager or the Partnership is a party or by which it is or may be bound or as otherwise deemed appropriate by the General Partner. The General Partner, the Manager and the Partnership may also release information about such Unitholder and its beneficial owners (including its ultimate beneficial owner(s)), if required to do so by law, rule or regulation or in connection with any government or self-regulatory organization request or investigation or if directed to do so by such Unitholder.

(f) Each Unitholder and any Person for whom such Unitholder is acting as trustee, agent, representative or nominee is aware of the restrictions imposed by the United States federal and state securities laws on a Person possessing material non-public information about a public company.

Section 11.15 FATCA and other Tax Information Reporting Regimes.

(a) Each Unitholder covenants and agrees to provide promptly, and update periodically, at any times requested by the General Partner and following any change that may cause information set forth in this Section 11.15 to become untrue or misleading in any material respect, all information, documentation, certifications and forms (including the tax forms submitted in connection with its Subscription Agreement the “Tax Forms”), and verifications thereof that the General Partner deems necessary to comply with (A) any requirement imposed by Code §§1471 - 1474, any amended or successor legislation and any U.S. Department of Treasury Regulations, forms, instructions or other guidance issued pursuant thereto (commonly referred to as “FATCA”), any similar legislation, regulations or guidance enacted or promulgated by any jurisdiction or international organization which seeks to implement similar automatic exchange of information, tax reporting and/or withholding tax regimes, (B) legislation, treaty, agreement, regulations or guidance entered into or enacted or promulgated by any jurisdiction or international organization which seeks to implement automatic exchange of information, reporting and/or withholding tax regimes (including, the OECD Common Reporting Standard (“CRS”), the OECD International Standards for Automatic Exchange of Information in Tax Matters: Crypto-Asset Reporting Framework and 2023 update to the Common Reporting Standard, the OECD Model Mandatory Disclosure Rules for CRS Avoidance Arrangements and Opaque Offshore Structures and European Union Council Directives 2018/822/EU (“DAC 6”) amending Directive 2011/16/EU, on mandatory automatic exchange of information and administrative co-operation in the field of taxation, as amended, and any regulation or law relating to, implementing or having similar effect in any relevant jurisdiction (the “Information Directive”)), (C) any intergovernmental agreement between any jurisdictions concerning the collection and sharing of information, and (D) any current or future legislation, regulations or guidance promulgated by or between any jurisdiction or jurisdictions or international organizations (including the OECD) relating to or giving rise to or effect to any item described in clause (A), (B), (C) or (D) (collectively, all of the authorities described in clauses (A), (B), (C) and (D) are referred to herein as “Tax Information Reporting Regimes”), including information, documentation, certifications and forms (and verifications thereof) that the General Partner deems necessary:

(i) to determine the residence, citizenship, country of domicile, incorporation or organization, and any tax status ascribed to the Unitholder and its beneficial owners and/or controlling persons pursuant to Tax Information Reporting Regimes (including the most current version of the applicable IRS Form W-9 or IRS Form W-8 and the applicable CRS Self-Certification Form accompanying its Subscription Agreement and any other “self-certification” documentation the General Partner deems necessary), to determine the Unitholder’s name, address, tax residence, tax identification number allocated by such Unitholder’s state of residence for tax purposes (if applicable), date and place of birth of such Unitholder (if applicable) or any of its directors or controlling persons, and any other information reasonably requested by the General Partner which required to fulfil its obligations under the Information Directive,

(ii) to determine whether withholding of tax is required with respect to amounts payable or attributable to the Unitholder pursuant to any Tax Information Reporting Regime (including FATCA and CRS),

(iii) to determine the extent of withholding, reporting or other tax obligations of the Partnership or any portfolio company, including obligations arising under the Information Directive,

(iv) to satisfy reporting obligations imposed by any Tax Information Reporting Regime (including FATCA and CRS), for the Partnership or any Alternative Investment Vehicle to enter into any agreement required pursuant to any Tax Information Reporting Regime (including FATCA and CRS), or

(v) to comply with the terms of an agreement referred to in clause (iv) on an annual or more frequent basis.

In addition, each Unitholder covenants and agrees to provide promptly, and update periodically, at any times requested by the General Partner all information, documentation, certifications and forms (including Tax Forms), and verifications thereof that the General Partner deems necessary or desirable (x) to establish the eligibility of the Partnership, any Alternative Investment Vehicle, any portfolio company for relief from any taxation, including eligibility for any benefits available under any double taxation treaty, or (y) in connection with any laws or regulations or tax requirements applicable to the Partnership, the General Partner, any Alternative Investment Vehicle or any portfolio company, or to assess any tax risks deriving from the application of any law implementing or giving effect to Council Directive (EU) 2016/1164 of 12 July 2016 laying down rules against tax avoidance practices that directly affect the functioning of the internal market (“ATAD 1”) and Council Directive (EU) 2017/952 of 29 May 2017 amending Council Directive (EU) 2016/1164 as regards hybrid mismatches with third countries (“ATAD 2”, and together with ATAD 1, “ATAD”), in each case, in any jurisdiction (or any successor legislation or equivalent legislation in any jurisdiction outside of the European Union) and whether there is a reasonable likelihood that any tax liability will be incurred by the Partnership, any Alternative Investment Vehicle or any portfolio company, or any of their affiliates, as a result thereof.

All of the information, documentation, certifications and forms (and verifications thereof) described in this Section 11.15, collectively with the Tax Forms and any other tax-related information collected pursuant to this Agreement or its Subscription Agreement, is referred to herein as “Tax Information”.

(b) Each Unitholder acknowledges and agrees that, for itself, and for and on behalf of its beneficial owners and controllers as applicable, it waives, and/or shall cooperate with the Partnership and the General Partner to obtain a waiver of, the provisions of any law that (A) prohibits the disclosure by the General Partner or the Partnership, or by any of their respective agents or Affiliates, of the information or documentation requested from the Unitholder, (B) prohibits the reporting of financial or account information by the General Partner or the Partnership, or by any of their respective agents or Affiliates, required pursuant to any Tax Information Reporting Regimes or (C) otherwise prevents compliance by the General Partner or the Partnership with their obligations under any Tax Information Reporting Regimes.

(c) Each Unitholder acknowledges that if it fails to supply any Tax Information required pursuant hereto on a timely basis or provides any Tax Information that is in any way misleading or incorrect, the Unitholder, the Partnership, any Alternative Investment Vehicle and/or any portfolio investment may be subject to withholding taxes. Each Unitholder hereby agrees, unless the General Partner otherwise agrees in writing, to the fullest extent not prohibited by law, to indemnify and hold harmless the Partnership, any Alternative Investment Vehicle, and their respective partners or other owners against any such withholding taxes or any other related costs, interest, penalties and other losses, claims, damages, expenses and liabilities that may arise as a result of the Unitholder’s action, inaction or status in connection with any Tax Information Reporting Regime (including where the Unitholder’s failure to provide Tax Information is based on a statutory, regulatory or other prohibition) or as a result of the General Partner relying on the Tax Information provided by the Unitholder pursuant to this Section 11.15 and the Subscription Agreement or as a result of any breach of such representations, warranties and agreements. If the Partnership is obligated to pay out of pocket expenses because of the Unitholder’s status or otherwise specifically attributable to the Unitholder, then the Unitholder shall reimburse the Partnership in full for all such expenses. Each Unitholder further acknowledges that its failure to comply with any requirement pursuant to this Section 11.15 (including a failure based on a statutory, regulatory or other prohibition) may result in the Partnership or any Alternative Investment Vehicle being unable to enter into or comply with an agreement required pursuant to a Tax Information Reporting Regime, or may cause the termination of such an agreement. Such failure may create a condition to which the withdrawal provisions of Section 8.5 would apply.

(d) Each Unitholder shall promptly notify the General Partner in writing if any governmental body terminates any agreement entered into with the Unitholder pursuant to any Tax Information Reporting Regime.

(e) Each Unitholder acknowledges that any Tax Information requested or compiled by the General Partner, the Partnership or their agents pursuant to this Section 11.15 or the Subscription Agreement or any Tax Information Reporting Regime, will, if required by the applicable Tax Information Reporting Regime, be disclosed to, and may be transferred between (A) the IRS and U.S. Department of Treasury, (B) any other governmental body (in any jurisdiction) which collects information pursuant to an applicable Tax Information Reporting Regime including the Cayman Islands Tax Information Authority, and (C) any withholding agent where the provision of Tax Information is required by such withholding agent to avoid the application of any withholding tax on any payments to the Partnership or any Alternative Investment Vehicle.

(f) Each Unitholder hereby consents to, and expressly authorizes, the taking of any action (including any disclosure) in connection with the Information Directive to enable disclosures to be made by any relevant persons.

(g) Each Unitholder further consents to the disclosure of Tax Information concerning the Unitholder, its owners and controlling persons to, and the collection, access, processing and storage of Tax Information concerning the Unitholder, its owners and controlling persons by, affiliates and agents of the Partnership, any Alternative Investment Vehicle and the General Partner, and other service providers to any of them, in any jurisdiction, including in the United States for the purposes of (A) providing services related to any Tax Information Reporting Regime, and (B) assisting any of them with compliance with any Tax Information Reporting Regime, including the disclosure by such parties of Tax Information to applicable governmental authorities or international organizations.

(h) The Unitholder acknowledges that Tax Information can become subject to the legal systems and laws in force in each state or country (A) where it is held, received or stored, (B) from where it is accessed in connection with providing services related to any Tax Information Reporting Regime or other services, or (C) through which it passes, and such jurisdictions may not have the same data protection laws as the country in which the Unitholder is domiciled.

Section 11.16 AML, International Trade and CFIUS. Notwithstanding anything to the contrary in this Agreement, each Unitholder acknowledges that (a) by law, the Partnership may be obligated to “freeze the account” of such Unitholder, including by prohibiting additional investments from the Unitholder or withholding and/or segregating distributions in compliance with governmental regulations, and the Partnership may also be required to report such action and to disclose the Unitholder’s identity to the United States Office of Foreign Assets Control or other relevant law enforcement authorities, (b) the General Partner may suspend the payment of distributions (including pursuant to a redemption of Units) to such Unitholder if the General Partner reasonably deems it necessary to do so to comply with anti-money-laundering, anti-terrorist, anti-bribery, anti-boycott, anti-corruption, sanctions or similar laws, statutes, rules, regulations, orders, directives or special measures applicable to the Partnership, the General Partner, the Manager, Warburg Pincus, any Investment or any service providers to the foregoing, and (c) the General Partner shall be authorized without the consent of any person, including any other Partners, to take such other actions as it determines in its sole discretion to be necessary or advisable to (i) comply with any anti-money-laundering, anti-terrorist, anti-bribery, anti-boycott, sanctions or similar laws, rules, regulations, directives or special measures, including the actions contemplated by the Subscription Agreements, and (ii) ensure that (A) the Partnership does not become a “foreign person” as defined in 31 C.F.R. § 800.224, (B) no Investment contemplated hereby will constitute a “covered transaction” as defined in 31 C.F.R. § 800.213, and (C) no portfolio company is subject to review by CFIUS or any similar national security investment clearance regulator. Each Unitholder hereby expressly waives any claim, or the pursuit of any claim, against the Partnership and each Indemnified Party in connection therewith.

Section 11.17 Partnership Advisers. The attorneys, accountants and other experts and agents who perform services for the General Partner may also perform services for the Partnership, the Manager and/or their respective affiliates. It is contemplated that any such dual representation, if commenced, will continue. The General Partner may, without the consent of any Person, execute on behalf of the Partnership any consent to the representation of the Partnership that counsel may request pursuant to the rules of professional conduct in the applicable jurisdiction. The General Partner and the Manager have retained Kirkland & Ellis LLP (together with its affiliate, Kirkland & Ellis International LLP, “Kirkland & Ellis”) and Richards, Layton & Finger, P.A. (as to matters of Delaware law) (collectively with Kirkland & Ellis, the “Partnership Counsel”) in connection with the formation of the Partnership and may retain Partnership Counsel as legal counsel in connection with the management and operation of the Partnership, including making, holding and disposing of investments. Partnership Counsel will not represent any Unitholder or prospective unitholder of the Partnership, unless the General Partner, the Manager and such Unitholder or prospective unitholder otherwise agree, in connection with the formation of the Partnership, the offering of the Units, the management and operation of the Partnership or any dispute that may arise between any Unitholder, on one hand, and the General Partner, the Manager and/or the Partnership, on the other hand (the “Partnership Legal Matters”). Each Unitholder will, if it wishes counsel on any Partnership Legal Matter, retain its own independent counsel with respect thereto and will pay all fees and expenses of such independent counsel. Each Unitholder agrees that Partnership Counsel may represent the General Partner, the Manager and/or the Partnership in connection with the formation of the Partnership and any and all other Partnership Legal Matters (including any dispute between the General Partner and such Unitholder or any other Unitholder). Each Unitholder acknowledges and agrees that (i) Partnership Counsel’s representation of the General Partner and the Manager is limited to the specific matters with respect to which it has been retained and consulted by such Persons, (ii) there may exist other matters that could have a bearing on the Partnership, the Partnership’s investments and portfolio companies, the General Partner, the Manager and/or their respective affiliates as to which Partnership Counsel has been neither retained nor consulted, (iii) Partnership Counsel does not undertake to monitor the compliance of the General Partner, the Manager and their affiliates with the investment program and other investment guidelines and procedures set forth in the Memorandum, this Agreement and any other presentation or materials presented or provided to such Unitholder by or on behalf of the General

Partner or the Manager or other compliance matters, nor does Partnership Counsel monitor compliance by the Partnership, the General Partner, the Manager and/or their respective affiliates with applicable laws, unless in each case Partnership Counsel has been specifically retained to do so, (iv) Partnership Counsel does not investigate or verify the accuracy and completeness of information set forth in the Memorandum, the Subscription Agreements or this Agreement concerning the Partnership, the General Partner, the Manager or any of their respective affiliates and personnel or investments or portfolio companies and (v) except for any opinions specifically set forth in a signed opinion letter issued by such Partnership Counsel, such Partnership Counsel is not providing any advice, opinion, representation, warranty or other assurance of any kind as to any matter to any Unitholder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

GENERAL PARTNER:

Warburg Pincus Access Fund GP, L.P.

By: WP Global LLC, its general partner

By: Warburg Pincus Partners II, L.P., its managing member

By: Warburg Pincus Partners GP LLC, its general partner

By: Warburg Pincus & Co., its managing member

By:
Name:
Title:

INITIAL LIMITED PARTNER (solely for purposes of Section 2.9 hereof):

WARBURG PINCUS PARTNERS II, L.P.

By: Warburg Pincus Partners GP LLC, its general partner

By: Warburg Pincus & Co., its managing member

By:
Name:
Title:

Appendix A

FORM OF MANAGEMENT AGREEMENT

MANAGEMENT AGREEMENT, dated as of [ ], by and between Warburg Pincus Access Fund, L.P., a Delaware limited partnership (the “Partnership”), and Warburg Pincus LLC, a New York limited liability company (the “Manager”).

WHEREAS, the Partnership desires that the Manager source and recommend investment opportunities to the Partnership, monitor and evaluate Investments and perform administrative services for the Partnership as requested by the General Partner, and the Manager desires to render such services to the Partnership in consideration of a management fee and other compensation as hereinafter specified; and

WHEREAS, the engagement of the Manager by the Partnership is authorized by the Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, restated, supplemented, waived and/or modified from time to time, the “Partnership Agreement”).

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1. Defined Terms. The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Section 1 or, if not so specified, shall have the meanings specified in Article I of the Partnership Agreement.

“Management Fee” shall have the meaning specified in Section 3(a) hereof.

2. Provision of Services by the Manager.

(a) The Manager shall source and recommend to the Partnership investment opportunities consistent with the purposes of the Partnership, monitor and evaluate Investments, and provide such other services related thereto as the Partnership may reasonably request.

(b) The Manager shall (directly or through an Affiliate) maintain a staff trained and experienced in the business of identifying and structuring transactions contemplated by the Partnership Agreement. Services to be rendered by the Manager in connection with the Partnership’s investment program shall include:

(i) analysis and investigation of potential portfolio companies, including their products, services, markets, management, financial situation, competitive position, market ranking and prospects for future performance and analyzing other Investments, including primary and secondary investments in funds;

(ii) analysis and investigation of potential dispositions of Investments, including identification of potential acquirers and evaluation of offers made by such potential acquirers;

(iii) structuring of acquisitions of Investments;

(iv) identification of bank and institutional sources of financing, arrangement of appropriate introductions and marketing of financing proposals;

(v) supervision of the preparation and review of all documents required in connection with the acquisition, disposition or financing of each Investment;

(vi) monitoring the performance of portfolio companies and, where appropriate, providing advice to the management of the portfolio companies during the life of an Investment;

(vii) arranging and coordinating the services of other professionals and consultants, including affiliates of the Manager; and

(viii) providing the Partnership with such other services as the General Partner may, from time to time, appoint the Manager to be responsible for and perform.

(c) After obtaining the decision of the General Partner, which shall have decision-making authority with respect to all of the Partnership’s activities, the Manager shall have authority to take all steps necessary or desirable to effectuate such decisions, including the authority to enter into contracts on behalf of the Partnership relating to any of its investment-related activities and to effect all investment transactions of whatever type that the Partnership is authorized to enter into. The foregoing powers granted to the Manager are to be construed in the broadest sense permitted by applicable law, subject to the provisions, limitations and restrictions of the Partnership Agreement.

(d) The General Partner, on behalf of the Partnership, shall appoint the Manager to be responsible for and perform all functions as, in the General Partner’s reasonable discretion, constitute: (i) portfolio management and risk management functions in respect of the Partnership, and (ii) such other functions or responsibilities (if any) as the General Partner determines are appropriate to be carried out by the Manager. The General Partner will monitor the Manager’s performance of such functions. For the avoidance of doubt, the Manager shall be permitted to engage one or more Affiliates to serve as a sub-manager.

3. Management Fee.

(a) Pursuant to Section 6.2 of the Partnership Agreement, the Partnership (directly or indirectly through an Intermediate Entity) shall pay to the Manager a management fee with respect to each class of Units (the “Management Fee”), calculated in the manner set forth below.

(b) The Management Fee shall be calculated and paid monthly in arrears on the last Business Day of each calendar month, commencing on the Initial Closing Date until the final distribution of the Partnership’s assets pursuant to Section 9.2 of the Partnership Agreement. The Management Fee for a given class shall be calculated based on the per annum rate applicable to such class as set forth in the Memorandum multiplied by the Net

Asset Value attributable to the Units in such class, and subject to any further conditions, waivers or fee holidays applicable to such class. The Management Fee shall be payable by the Partnership before giving effect to any accruals for the Management Fee, Applicable Other Fees, the Performance Participation Allocation, pending Unit repurchases, any distributions and without taking into account accrued and unpaid taxes of any Blocker Corporation or any other Lower Entity through which the Partnership indirectly invests in an Investment or taxes paid by any such Blocker Corporation or Lower Entity during the applicable month. Installments of the Management Fee payable for any period other than a full month shall be adjusted on a pro rata basis according to the actual number of days in such period. The Manager may elect to receive the Management Fee in cash, Units and/or shares or units of Intermediate Entities. If the Management Fee is paid in Units, such Units may be repurchased by the Partnership at Net Asset Value at the Manager’s request and will not be subject to the volume limitations or the early repurchase deduction of the Unit Repurchase Program.

(c) The Management Fee shall be subject to offset in the circumstances described in Section 4.5(a)(i) of the Partnership Agreement.

4. Discretionary Expense Limitation and Reimbursement. The Manager may, in its sole discretion, apply a cap on certain defined Fund Expenses (the “Expense Limitation”) to be borne by the Partnership, as applicable, in any given month, and defer the payment and/or reimbursement of such Fund Expenses in excess of such Expense Limitation until such time as the Expenses Limitation is removed. The Manager may remove the Expense Limitation at its sole discretion and at any time, and the Partnership will repay any excess unreimbursed expenses deferred pursuant to the foregoing sentence and/or any other outstanding unreimbursed amounts of Fund Expenses, within a period not exceeding five (5) years following the date on which the Manager removed the Expense Limitation. The Manager and its Affiliates shall be entitled to reimbursement from the Partnership of all other Fund Expenses incurred.

5. Exculpation and Indemnification. The parties hereto acknowledge that the Manager and its officers, directors, members, partners, employees, agents, stockholders and Affiliates are beneficiaries of and shall be bound by and deemed subject to the exculpation and indemnification provisions of Sections 4.2 and 4.3 of the Partnership Agreement.

6. Term. The term of this Agreement shall be the same as the term of the Partnership Agreement. This Agreement shall be terminated upon the earliest to occur of (a) the decision of the Partnership in the sole discretion of the General Partner upon sixty (60) days’ notice to so terminate, (b) the bankruptcy of the Manager, and (c) the termination of the Partnership.

7. Miscellaneous.

(a) This Agreement may be amended, modified or supplemented at any time and from time to time by an instrument in writing signed by each party hereto, or their respective successors or assigns, or otherwise as provided herein, and any provision herein may be waived, by the written consent of the General Partner; provided that any amendment, modification or supplement that, in the General Partner’s discretion, viewed as a whole together with all such amendments, modifications or supplements, would have a material adverse effect on the Unitholders in the aggregate will require the prior approval of the Independent Directors.

(b) Any notice shall be deemed to have been duly given if (i) personally delivered, when received, (ii) sent by United States Express Mail or recognized overnight courier on the second following Business Day (or third following Business Day if mailed outside the United States), (iii) delivered by electronic mail, when received, or (iv) posted on a password protected website or web-based investor reporting site maintained by the Partnership or its Affiliates and for which any Unitholder has received confirmation of such posting and access instructions by electronic mail, when such confirmation is sent.

(c) This Agreement shall bind any successors or assigns of the parties hereto as herein provided.

(d) This Agreement, the agreements referred to herein, and each other agreement or instrument (including any joinder) entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments, restatements, supplements, waivers or modifications hereto or thereto, may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement, and to the extent such agreement or instrument is signed and delivered by means of electronic transmission (including PDF), it shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. The parties hereto agree that this Agreement and any additional information incidental hereto may be maintained as electronic records or in any other medium as determined by the General Partner in its sole discretion. At the request of any party hereto or to any such agreement or instrument, each party hereto or thereto will re-execute original forms thereof and deliver them to the requesting party. For the avoidance of doubt, a party’s execution and delivery of this Agreement by Electronic Signature, including via DocuSign, Adobe Acrobat Sign, OneSpan or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such party and shall bind such party to the terms of this Agreement. Any party executing and delivering this Agreement by Electronic Signature further agrees to take any and all additional actions that are determined by the General Partner to be necessary or advisable to evidence such party’s intent to be bound by the terms of this Agreement. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or other electronic transmission (including PDF) to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission (including PDF) as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(e) This Agreement is intended to create, and creates, a contractual relationship for services to be rendered by the Manager acting in the ordinary course of its business as an independent contractor and is not intended to create, and does not create, a partnership, joint venture or any like relationship among the parties hereto (or any other parties). This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to principles of conflicts of laws.

(f) Without the consent of a majority of the Independent Directors (which, for the avoidance of doubt, would include all of the Independent Directors in the event there were two or fewer Independent Directors on the Board of Directors), the Manager shall not assign, sell or otherwise dispose of all or any part of its right, title and interest in and to this Agreement, except to an Affiliate thereof; provided that, for the avoidance of doubt, the Manager may assign or delegate its rights and obligations hereunder to an entity that controls, is controlled by or is under common control with the Manager in any transaction that is not an “assignment” under the Advisers Act; provided further that such entity shall assume the rights and obligations of the Manager hereunder.

(g) No failure on the part of either party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

(h) This Agreement is intended to confirm the arrangements provided for in the Partnership Agreement for the investment advice and management services of the Manager to the Partnership. Accordingly, the Partnership Agreement shall govern in the event of any conflict, ambiguity or inconsistency between this Agreement and the Partnership Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized effective as of the day and year first above written.

Warburg Pincus Access Fund, L.P.

By: Warburg Pincus Access Fund GP, L.P., its general partner

By: WP Global LLC, its general partner

By: Warburg Pincus Partners II, L.P., its managing member

By: Warburg Pincus Partners GP LLC, its general partner

By: Warburg Pincus & Co., its managing member

By:
Name:
Title:

WARBURG PINCUS LLC

By:
Name:
Title:

[Signature page to Warburg Pincus Access Fund, L.P. Management Agreement]